Exhibit 10.9

Lease of Office Space

Suite 970

at

101 Waukegan Road, Lake Bluff, Illinois 60044

Between

CHICAGO TITLE LAND TRUST COMPANY, as successor

trustee to LASALLE BANK NATIONAL ASSOCIATION,

as successor trustee to AMERICAN NATIONAL BANK AND TRUST

COMPANY OF CHICAGO, as Trustee under Trust Agreement

dated March 16, 1987 and

known as Trust No. 10207306

as “LANDLORD”

and

NEOPHARM, INC.

as “TENANT”

TABLE OF CONTENTS

ARTICLE I.	Basic Lease Provisions and Definitions
	Section 1.1	Building
	Section 1.2	Premises
	Section 1.3	Lease Term
	Section 1.4	Rental
	Section 1.5	Tenant’s Share of Operating Costs and Real Estate Taxes
	Section 1.6	Permitted Uses by Tenant
	Section 1.7	Security Deposit

ARTICLE II.	Leased Premises
	Section 2.1	Work Letter

ARTICLE III.	Commencement Date
	Section 3.1	Commencement Date

ARTICLE IV.	Rental
	Section 4.1	Rental Definition
	Section 4.2	Payment
	Section 4.3	Tenant’s Share of Operating Costs
	Section 4.4	Tenant’s Share of Real Estate Taxes
	Section 4.5	Tenant’s Share of Electrical (Gas) Costs
	Section 4.6	Tenant’s Right to Inspect Books and Records

ARTICLE V.	Landlord’s Services
	Section 5.1	Electricity
	Section 5.2	Reserved
	Section 5.3	Reserved
	Section 5.4	Water
	Section 5.5	Janitorial Services
	Section 5.6	Landscaping Services
	Section 5.7	No Liability

ARTICLE VI.	Other Impositions
	Section 6.1	Other Impositions

ARTICLE VII.	Assignment and Sublease
	Section 7.1	Limitations

ARTICLE VIII.	Compliance with Laws
	Section 8.1	Compliance with Laws

i

ARTICLE IX.	Quiet Enjoyment
	Section 9.1	Quiet Enjoyment

ARTICLE X.	Signs
	Section 10.1	Signs

ARTICLE XI.	Tenant’s Care of Premises
	Section 11.1	Waste
	Section 11.2	Alterations, Additions or Improvements
	Section 11.3	Flammables, Explosives or Toxic Substances
	Section 11.4	Property and Improvements at Tenant’s Risk
	Section 11.5	Hazardous Materials Defined
	Section 11.6	Environmental Regulations Defined
	Section 11.7	Environmental Compliance
	Section 11.8	Indemnification
	Section 11.9	Termination, Cancellation, Surrender

ARTICLE XII.	Waiver of Claims and Indemnification
	Section 12.1	Waiver of Claims
	Section 12.2	Indemnification
	Section 12.3	Definition of Landlord and Tenant

ARTICLE XIII.	Damage and Destruction
	Section 13.1	Damage and Destruction

ARTICLE XIV.	Waiver of Subrogation
	Section 14.1	Waiver of Subrogation

ARTICLE XV.	Insurance
	Section 15.1	General Provisions With Regard to Insurance
	Section 15.2	Landlord’s Insurance

ARTICLE XVI.	Eminent Domain
	Section 16.1	Eminent Domain

ARTICLE XVII.	Access to Premises
	Section 17.1	Access to Premises

ARTICLE XVIII.	Notices
	Section 18.1	Notices

ARTICLE XIX.	Failure to Perform, Defaults, Remedies
	Section 19.1	Defaults
	Section 19.2	Remedies
	Section 19.3	Deficiency
	Section 19.4	Breach by Tenant

ARTICLE XX.	Condition of Premises
	Section 20.1	Condition of Premises

ARTICLE XXI.	Landlord’s Title
	Section 21.1	Landlord’s Title

ARTICLE XXII.	Landlord’s Right to Perform for Account of Tenant and Attorneys’ Fees Section 22.1 Landlord’s Right to Perform for Account of Tenant and Attorneys’ Fees

ARTICLE XXIII.	Successors and Assigns
	Section 23.1	Successors and Assigns

ARTICLE XXIV.	Reservations by Landlord
	Section 24.1	Reservations by Landlord

ARTICLE XXV.	Rules and Regulations
	Section 25.1	Rules and Regulations

ARTICLE XXVI.	Non-Waiver
	Section 26.1	Non-Waiver

ARTICLE XXVII.	Other Tenants
	Section 27.1	Other Tenants

ARTICLE XXVIII.	Termination Option
	Section 28.1	Termination Option

ARTICLE XXIX.	Renewal Option
	Section 29.1	Renewal Option

ARTICLE XXX.	Miscellaneous Provisions
	Section 30.1	No Constructive Eviction
	Section 30.2	Subordination
	Section 30.3	Tenant Estoppel Certificates and Financial Statements
	Section 30.4	Brokerage Fees
	Section 30.5	Unenforceability/Joint and Several Liability
	Section 30.6	Headings, Miscellaneous
	Section 30.7	Holding Over

	Section 30.8	Payments
	Section 30.9	Force Majeure
	Section 30.10	Overload
	Section 30.11	Liability of Landlord
	Section 30.12	Maintenance of Building and Common Area
	Section 30.13	Addenda, Riders and Exhibits
	Section 30.14	Governing Law
	Section 30.15	Recordation of Lease
	Section 30.16	Not Binding Lease
	Section 30.17	Trustee’s Exculpation
	Section 30.18	Authority of Partnership

Execution

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List of Exhibits

EXHIBIT A	-	Legal Description
EXHIBIT B	-	Space Plan
EXHIBIT C	-	Work Letter
EXHIBIT D	-	List of Environmental Materials on Tenant Premises
EXHIBIT E	-	Rules and Regulations

101 WAUKEGAN ROAD BUILDING

THIS LEASE AGREEMENT, made as of the 20th day of December, 2007, by and between CHICAGO TITLE LAND TRUST COMPANY, as successor trustee to LASALLE BANK NATIONAL ASSOCIATION, as successor trustee to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under Trust Agreement dated March 16, 1987 and known as Trust No. 10207306 hereinafter referred to as “Landlord”, and NEOPHARM, INC., hereinafter referred to as “Tenant”.

W I T N E S S E T H:

WHEREAS, Landlord desires to lease to Tenant certain premises located in its office building as hereinafter defined and Tenant desires to lease the same upon the terms and conditions and for the good and valuable consideration described in this lease agreement, hereinafter sometimes referred to as the “Lease”;

NOW, THEREFORE, the parties hereto agree as follows:

I

BASIC LEASE PROVISIONS AND DEFINITIONS

1.1 Building. The “Building” is located upon the property commonly known as 101 Waukegan Road, Lake Bluff, Illinois, and legally described on Exhibit “A”. The Building consists of Ninety-Four Thousand Five Hundred Four (94,504) rentable square feet.

1.2 Premises. The “Premises” or “Leased Premises” consists of Twelve Thousand Five Hundred Sixty-One (12,561) rentable square feet (“Rentable Area”), designated as Suite No. 970, and is separately outlined on the Space Plan which is referenced in Exhibit “B”. The Landlord represents that the Rental Area of the Premises and the Building has been measured by the Architect and Space Planner consistent with all Leases for the Building.

1.3 Lease Term. The “Lease Term” under this Lease is for a period of seven (7) years, commencing on the Commencement Date (as defined in Section 3.1 below) and ending at midnight on the last day of the month that is seven (7) years thereafter (the “Termination Date”), or at such earlier date as this Lease may be terminated as hereinafter provided.

1.4 Rental. The Base Rental rent payments shall be as follows:

Term	Annual Rent	Monthly Rent

Months 1-12	$249,963.96	$20,830.33
Months 13-24	257,462.76	21,455.23
Months 25-36	265,186.68	22,098.89

Months 37-48	273,142.32	22,761.86
Months 49-60	281,336.52	23,444.71
Months 61-72	289,776.72	24,148.06
Months 73-84	298,469.00	24,872.50

Base Rental shall be paid in accordance with Article IV of this Lease.

1.5 Tenant’s Share of Operating Costs and Real Estate Taxes. Tenant’s share of Building Operating Costs and Real Estate Taxes shall be 13.29% (“Tenant’s Share”) of such costs as provided in Sections 4.3 and 4.4, which payments will commence upon the Lease Commencement Date. Tenant’s Share is determined by the Rentable Area of the Leased Premises divided by the total rentable square feet of the Building.

1.6 Permitted Uses by Tenant. The Premises shall be fully occupied and used by Tenant exclusively, solely for the following purposes: operation of a medical research laboratory and for general office use. Tenant represents, covenants and warrants that the Premises will be used by its agents and employees lawfully for such purposes and for no other purpose.

1.7 Security Deposit. Tenant is depositing with Landlord within three (3) days of execution of the Lease a security deposit in the amount of Four Hundred Seventy Thousand and 00/100 Dollars ($470,000.00) (the “Security Deposit”), in the form of an irrevocable Letter of Credit in a form reasonably satisfactory to Landlord, to be held by Landlord as security for the performance of Tenant’s covenants and obligations under this Lease. Provided the Tenant is not in default under the terms of the Lease, the amount of the Security Deposit shall be reduced to $370,000.00 as of the beginning of the third year of the Lease Term; and further reduced to $270,000.00 as of the beginning of the fourth year of the Lease Term; and finally reduced to the amount of $170,000.00 as of the beginning of the fifth year of the Lease Term. The terms of any Letter of Credit shall provide for automatic renewal unless notice is given to the Landlord of the non-renewal no less than thirty (30) days prior to the expiration date of the Letter of Credit. It is expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in Default hereunder, the Security Deposit shall be returned to Tenant upon termination of this Lease and after delivery of the Premises in accordance with this Lease.

II

LEASED PREMISES

2.1 Work Letter. Landlord leases, demises and lets to Tenant the Premises and Tenant hereby leases from Landlord the Premises complete with improvements to be made by Landlord to the Premises (“Landlord’s Improvement Work”) as set forth under the terms of the Work Letter, Exhibit “C”, attached hereto and executed between Landlord and Tenant in connection with this Lease.

III

COMMENCEMENT DATE

3.1 Commencement Date. The “Commencement Date” of the Lease Term shall be upon Landlord’s Substantial Completion of Landlord’s Improvement Work. As used herein, the term “Substantial Completion” shall mean that the Leased Premises are (i) completed in accordance with the Final Approved Plans and Specifications (which shall be evidenced by the Temporary Certificate of Occupancy, which permits the conduct of Tenant’s Permitted Use or if Tenant is the cause of a Certificate of Occupancy not being issued, the completion of Landlord’s Improvement Work for the Temporary Certificate of Occupancy is confirmed by a Certificate of Substantial Completion provided by the Project Architect); (ii) free from any and all mechanics’ lien claims arising out of all work in connection therewith (other than claims filed as a result of bona fide disputes between Northern Builders and its subcontractors or material suppliers which Northern Builders is diligently contesting and which Landlord indemnifies and holds Tenant harmless from and against any such mechanics’ lien claims); and (iii) sufficiently completed and free from construction defects so that Tenant is able to occupy the Leased Premises for the Permitted Use (notwithstanding Punch List Items). “Punch List Items” means uncompleted or improperly completed items of the Landlord Improvement Work or the Leased Premises which in the aggregate do not materially interfere with Tenant’s Permitted Use and occupancy of the Leased Premises for the conduct of the Permitted Use and which Landlord will have completed no later than thirty (30) days after the Commencement Date. Landlord acknowledges that Tenant is relocating its business operations to the Premises from its current location at 1850 Lakeside, Waukegan, Illinois (“Existing Space”), that Tenant’s lease of the Existing Space is expiring and that the Tenant needs to vacate and deliver possession of the Existing Space as soon as possible. In the event that Tenant fails to deliver possession by the date six (6) weeks following issuance of a building permit by the Village of Lake Bluff (the “Outside Date”), the Tenant will incur significant damages, including, but not limited to, holdover rent. Accordingly, in the event that the Substantial Completion of Landlord’s Improvement Work is not achieved by the Outside Date, then Tenant shall be entitled to one (1) day abatement of Base Rental for every one (1) day after the Outside Date until Substantial Completion.

Landlord shall notify Tenant twenty (20) days prior to the date it anticipates the Improvements will be Substantially Completed. In the event that there is a dispute as to whether or not the Improvements are Substantially Completed, the dispute shall be resolved by the Project Architect who prepared the Approved Plans and Specifications. Lessee’s acceptance in writing of the Improvements shall be deemed conclusively to establish that the Improvements have been Substantially Completed in accordance with the Final Approved Plans and Specifications, except for any Punch List Items noted by Tenant and latent defects. Notwithstanding the foregoing, as promptly as practicable following the date Tenant takes possession, Landlord and Tenant shall enter into an appropriate amendment to this Lease to document the Commencement Date and expiration date of the Lease Term of the Lease.

IV

RENTAL

4.1 Rental Definition. For all purposes with respect to this Lease and the remedies available to Landlord under the terms hereof and under the laws of the State of Illinois, the term “Rental” shall include, without limitation, (a) Base Rental; (b) “Additional Rental” which shall be defined to include Tenant’s Share of Operating Costs, Real Estate Taxes, and Utility Costs as hereinafter defined; and (c) all other charges and reimbursable costs due Landlord from Tenant under this Lease.

4.2 Payment. Tenant shall pay the Rental to Landlord in advance in legal tender of the United States of America, without any demand, setoff counterclaim or deduction whatsoever, such payment to be made payable to Northern Builders, Inc., as agent at 5060 River Road, Schiller Park, Illinois 60176-1076, by electronic fund transfer to an account designated by Landlord at LaSalle Bank, or at such place or to such agent as Landlord may from time to time designate in writing. Landlord may accept partial payment of any of the Rental without prejudice to any of Landlord’s rights or remedies. The Base Rental as provided in Section 1.4 shall be paid, in advance, promptly upon the first day of every month of the Lease Term. If the initial or final month is less than a full calendar month, the Base Rental for such month shall be reduced proportionately. Any Rental payment due hereunder shall be deemed delinquent if not received by Landlord on the date on which it first became due, but shall not be considered a Default until the expiration of any applicable notice and cure periods.

4.3 Tenant’s Share of Operating Costs.

(a)

Landlord shall pay, in the first instance, all Operating Costs incurred by Landlord in the efficient maintenance and operation of the Building. For these purposes, “Operating Costs” shall mean, for any calendar year, the sum of all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, operation and maintenance of the Building, parking facilities, grounds and land upon which it is situated including but not limited to the following: all management office expenses; all applicable sales and use taxes;

expenses incurred for heat, cooling and other utilities; cost of insurance; cost of janitorial and cleaning service trash collection services, pest control and security service; salaries, wages and other personnel costs of engineers, superintendents, watchpersons, and all other employees of the Building; chillers, boilers and/or controls; window cleaning; Building and grounds maintenance; parking lot maintenance; management fees not to exceed 4% of the Gross Rent for the applicable year (excluding taxes and insurance); permits and licenses (except as it relates to improvements to another tenant’s premises within the Building); all maintenance and repair expenses and supplies including replacement of fluorescent light bulbs and ballasts in building standard lighting fixtures; amortization, depreciation and replacement costs, interest and other debt costs with respect to equipment or machinery purchased to replace existing equipment, equipment or capital items purchased which are labor saving or energy conserving devices used in the maintenance and operation of the Building, or equipment, systems or other capital expenditures purchased to comply with the wishes or directives of a governing agency or body; and all other costs and expenses properly incurred in the operation and maintenance of an office building. Operating Costs shall exclude the following: (i) Real Estate taxes as defined in Section 4.4, Electrical Costs as defined in Section 4.5 and Landlord’s personal property taxes (if any); cost of alterations of all rentable premises; (ii) real estate brokers’ lease commissions; (iii) payment of principal and interest on mortgages; cost to Landlord of any work or service performed for any tenant at the cost of such tenant; (iv) capital expenditures except those qualifying for inclusion as listed above; (v) salaries and benefit costs for personnel above the level of property manager for the Building; (vi) costs incurred by Landlord (including attorney’s fees) in enforcing tenant lease obligations; (vii) space planning costs and costs incurred in negotiating Leases; costs associated with the operation of the business of the Landlord; (viii) depreciation; replacement costs on capital items (unless amortized according to generally accepted accounting principles); (ix) costs incurred to correct building code violations or insurance requirements existing as of the Commencement Date of this Lease; (x) environmental remediation costs; costs reimbursed by third parties (other than Tenant’s as operating costs pursuant to the Lease); and (xi) advertising expenses; and accounting charges.

(b)	For each calendar year during the Lease Term, Tenant agrees to pay, as Additional Rental, Tenant’s pro rata share, as set forth in Section 1.5, of the amount of the Operating Costs for such calendar year. Tenant shall pay said Additional Rental in the following manner:

(i)

Prior to the last day of each calendar year falling within the Lease Term or as soon thereafter as practical, Landlord shall provide Tenant with a statement of estimated Operating Costs for the upcoming calendar year. Said statement shall be based upon Landlord’s reasonable estimate of anticipated costs. Beginning February 1 of the upcoming calendar year, Tenant shall pay, as Additional Rental, its pro rata share (as set forth in Section 1.5) of said estimated Operating Costs in twelve (12) equal monthly installments, payable in advance promptly upon the first day of each month during the term hereof. If Landlord determines that the Operating Costs are greater than the amount estimated prior to the last day of the calendar year, then Landlord may deliver to Tenant on the first day of March, June, September or December as appropriate, the revised amount of Additional Rental and Tenant shall pay to Landlord within thirty (30) days of Tenant’s notification of the revised amount, the difference between the amount estimated prior to the last day of the calendar year and the revised estimate for the portion of the current calendar year which has expired. Monthly installments of Additional Rental will be increased for the months following the receipt by Tenant of the revised estimate of Operating Costs to Tenant’s pro rata share of the annual revised Operating Costs divided by twelve (12).

(ii)	Not more than one hundred fifty (150) days following the last day of each calendar year, Landlord shall provide Tenant with a written statement comparing the amount of estimated Operating Costs paid by Tenant in and for the Calendar year or part thereof just ended with Tenant’s pro rata share, as set forth in Section 1.5, of the Operating Costs actually incurred for said period. If the amount of estimated Operating Costs paid by Tenant for such prior calendar year or part thereof exceeds the amount Tenant should have paid for said period, Landlord shall give Tenant a credit against current payments of Rent. If, however, the amount of estimated Operating Costs paid by Tenant for such prior calendar year or part thereof is less than the amount Tenant should have paid for said period, Tenant shall pay Landlord, as Additional Rental, the difference within twenty (20) days following Tenant’s receipt of written notice thereof.

4.4 Tenant’s Share of Real Estate Taxes.

(a)

“Real Estate Taxes” means all general and special real estate taxes, special assessments and other ad valorem taxes, levies and assessments (net of any refund) paid upon or in respect to the Building or the land upon which the Building is located (the “Land”) and all taxes or other charges imposed in lieu of any such taxes, including fees of counsel and experts which are reasonably incurred by, or reimbursable by, Landlord in seeking any reduction in the assessed valuation of the Building and/or the underlying land or a judicial review thereof. If any such application or review results in a refund on account of any prior assessment, Landlord shall, after payment of reasonable expenses incurred in connection therewith (whether by Landlord, Tenant or other tenants of the Building), reimburse Tenant its pro rata share of such refund. Notwithstanding the foregoing, the term “Real Estate Taxes” shall under no circumstances include any interest or penalties paid by Landlord as a result of Landlord’s not paying Real Estate Taxes when due and payable, any net income, franchise or capital gains tax imposed or constituting a lien upon Landlord or all or any part of the Real Property.

(b)	For each calendar year during the Lease Term, Tenant agrees to pay, as additional Rental, Tenant’s pro rata share, as set forth in Section 1.5, of the Real Estate Taxes assessed for such calendar year. Tenant shall pay said Additional Rental in the following manner:

(i)	Prior to the last day of each calendar year falling within the Lease Term, Landlord shall provide Tenant with a statement of estimated Real Estate Taxes for the upcoming calendar year. Said statement shall be based upon Landlord’s reasonable estimate of anticipated Real Estate Taxes. Beginning February 1 of the upcoming calendar year, Tenant shall pay as Additional Rental, its pro rata share, as set forth in Section 1.5, of said estimated Real Estate Taxes in twelve (12) equal monthly installments, payable in advance promptly upon the first day of each month during the term hereof. If Landlord determines that the Real Estate Taxes are greater than the amount estimated prior to the last day of the calendar year, then Landlord may deliver to Tenant, when the tax bill is received, the revised amount of Additional Rental and Tenant shall pay to Landlord within thirty (30) days of Tenant’s notification of the revised amount, the difference between the amount estimated prior to the last day of the calendar year and the revised estimate for the portion of the current calendar year that has expired. Monthly installments of Additional Rental will be increased for the months following the receipt by Tenant of the revised estimate of Real Estate Taxes to the Tenant’s pro rata share of the annual revised Real Estate Taxes divided by twelve (12). Any delay or failure of Landlord in billing any tax escalation shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder.

(ii)

Not more than one hundred fifty (150) days following the last day of each calendar year, Landlord shall provide Tenant with a written statement comparing the amount of estimated Real Estate Taxes paid by Tenant in and for the calendar year or part thereof just ended with Tenant’s pro rata share, as set forth in Section 1.5, of the Real Estate Taxes actually incurred for said period. If the amount of estimated Real Estate Taxes paid by Tenant for such prior calendar year or part thereof exceeds the amount Tenant should have paid for said period, Landlord shall give Tenant a credit against current payments of Rent. If, however, the amount of estimated Real Estate Taxes paid by Tenant for such prior calendar year or part thereof is less than the amount Tenant should have paid for said period, Tenant shall pay Landlord, as additional Rental, the difference within twenty (20) days following Tenant’s receipt of written notice thereof.

4.5 Tenant’s Share of Electrical (Gas) and Other Utility Costs. Tenant agrees to pay directly to the utility company all charges for the electricity (and for gas if separately metered) used through the receptacles and lighting fixtures in the Premises and for any other utilities serving the Premises.

4.6 Tenant’s Right to Inspect Books and Records. Tenant shall have the right to inspect Landlord’s books at Landlord’s offices with respect to the calculation of Operating Expenses within one hundred twenty (120) days of receipt of Landlord’s written reconciliation of Operating Expenses, upon reasonable notice. Landlord agrees to maintain its Operating Expense records for at least 36 months from the date of each applicable invoice to Tenant. After Landlord provides access to its records, Tenant shall have sixty (60) days to audit such records. If any audit shall indicate that, in any of Landlord’s statements, the charges were overstated by Landlord by an amount in excess of 5% of the actual costs, then Landlord shall pay to Tenant the reasonable cost of such audit. In any event, Landlord shall repay any amount owing to Tenant as a result of any overstatement.

V

LANDLORD’S SERVICES

Landlord shall provide the following services, which shall be included in Operating Costs as set forth in the Lease:

5.1 Electricity. Electricity for Tenant’s Premises shall be separately metered by the local utility provider and paid directly by Tenant to such provider. Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. To insure that such capacity is not exceeded and to avert possible adverse effects upon the Building electric service, Tenant shall not, without Landlord’s prior written consent in each instance, (i) connect equipment in excess of what is standard office use; heating or air-conditioning equipment; special lighting in excess of the Building standard specifications nor any other item of electrical equipment which (singly) consumes more than permitted by the Building standard specifications or (ii) make any alteration or addition to the electric system of the Premises existing on the Commencement Date of this Lease. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof, including ten percent (10%) of direct cost for Landlord’s overhead expense, shall be paid by Tenant upon Landlord’s demand. Landlord shall permit Tenant to have access to the emergency back-up electrical systems currently located on the Common Area of the Building.

5.2 Reserved.

5.3 Maintenance of the Building. Subject to Tenant’s obligations as set forth in Article XI with respect to the Premises, Landlord agrees to maintain the Building, including, but not limited to the Common Areas, parking lot and driveways, in good repair, clean and healthful condition and in compliance with all applicable laws rules, regulations and ordinances throughout the Lease Term consistent with Class B office properties in the Chicago/suburban area.

5.4 Water. Landlord shall furnish or cause to be furnished water through fixtures installed by Landlord, or, by Tenant with Landlord’s written consent, and warm water for lavatory purposes from regular Building supply at reasonable temperatures as determined by Landlord. For water furnished for any other purposes, Tenant shall pay Landlord therefor at the same rates as would have been charged Tenant by the Village of Lake Bluff. Tenant shall not waste or permit the waste of water. If, within thirty (30) days, Tenant fails to pay Landlord’s charges for water, Landlord, upon not less than ten (10) days’ written notice thereafter, may discontinue furnishing water services and no such discontinuance shall be deemed an eviction or disturbance of Tenant’s use of the Premises or render Landlord liable for damages or relieve Tenant from any obligation hereunder. Tenant shall not install any equipment that uses water without the prior express written consent of Landlord. The Landlord’s consent to the installation of water equipment shall not relieve Tenant from the obligation to use no more water than the safe capacity.

5.5 Janitorial Services. Tenant shall perform its own janitorial services and shall keep the Leased Premises in a clean condition in accordance with all applicable codes.

5.6 Landscaping Services. Landlord, as long as Tenant is not in Default under any of the terms of this Lease, shall furnish or cause to be furnished landscaping and snow removal services for the land upon which the Building is situated, which costs shall be reimbursed to Landlord through the Operating Expenses.

5.7 Shared Utility Room Services. Landlord shall provide Tenant with access to the shared utility room for Tenant’s Work to compressors and pumps and to provide access to laboratory valves. Tenant shall be responsible for maintaining the compressors and boilers. If another tenant in the Building also uses the Shared Utility Room Services, the costs of maintenance shall be shared by each user.

5.8 No Liability. Temporary interruption or malfunction of the above utilities, services and/or telephone service shall not constitute an eviction or disturbance of Tenant or a breach of Landlord. Nor shall such temporary interruption or malfunction render Landlord liable for damages (whether consequential or otherwise), release Tenant from any obligation under this Lease, or grant Tenant any right of offset, deduction, recoupment or rent abatement.

VI

OTHER IMPOSITIONS

6.1 Other Impositions. In addition to the Rental provided hereunder, Tenant agrees to pay each and all license and permit fees and all taxes and increase in taxes levied and assessed by any governmental body by virtue of any leasehold improvements or by virtue of Tenant conducting its described use, business or operation on the Premises, the employment of agents servants, or other third parties, the bringing, keeping or selling of personal property or chattels of whatsoever nature from the Premises. The foregoing is intended to bind Tenant to pay, and promptly discharge, all taxes and/or levies, together with related interest and penalties, whether assessed by Federal or State authority or any political subdivision thereof, directly or indirectly related to its business, improvements, functioning, employment, assets, existence, sales, entertainment, or the like. Tenant specifically agrees to reimburse Landlord for any increase in ad valorem taxes resulting from use of fixtures or improvements by Tenant which Landlord becomes obligated to pay.

VII

ASSIGNMENT AND SUBLEASE

7.1 Limitations. Tenant shall not make or permit any sublease of all or any part of the Premises, or any assignment of this Lease in whole or in part, by operation of law or otherwise, or any mortgage of this Lease without the prior express written consent of Landlord on a form approved by Landlord. Landlord’s consent to any sublease, assignment or mortgage shall not be unreasonably withheld, delayed or conditioned. Tenant shall not permit the use or occupancy of the Premises, or any portion thereof, by anyone other than Tenant and shall not make any transfer of any nature whatsoever of its right under this Lease or of Tenant’s interest set forth in this Lease without the prior written consent of Landlord. Any such assignment or subletting, whether approved by Landlord or not, or whether any such assignment or subletting is a permitted assignment or sublease under Section 7.2 hereunder, shall not relieve Tenant of any liability for the total agreed Rentals due hereunder nor from Tenant’s obligation to perform all the covenants herein contained including but not limited to compliance with the use set forth in Section 1.6, and if the rent specified in any such assignment or subletting documents exceeds the rent specified to be paid by Tenant under this Lease, and/or in the event additional consideration is paid or is payable to Tenant on account of such assignment or subletting, the rent specified herein shall be thereupon deemed to be increased by of the amount of any such excess and/or such additional consideration, as the case may be, and Tenant shall thereafter be responsible for the prompt payment to Landlord of such increased rent, less any costs incurred by the Tenant in obtaining the increased rent. Any payment made to Tenant on account of or in consideration of such assignment or sublease shall be payable promptly as additional rent. It is further understood and agreed that any such request for Landlord’s approval of a proposed subletting or assignment shall be accompanied by a true and complete copy of the sublease or assignment which Tenant proposes to execute. Any written consent which may in any specific instance or circumstance be given by Landlord shall not imply or be deemed to be consent in any other instance or circumstance.

Notwithstanding anything contained in this Section 7.1 to the contrary, Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet all or any or portion of the Premises to any of its wholly owned subsidiaries, provided that no such assignment or subletting shall relieve Tenant of any of the terms, conditions, covenants and obligations of this Lease on the part of Tenant to be performed.

If Tenant is a corporation or partnership, and if at any time during the Lease Term the person or persons which, on the date of this Lease, own or owns a majority of such corporation’s shares or the general partner’s interests, voluntarily or by operation of law transfers control and/or ownership of such shares or general partner’s interest or any portions thereof as the case may be, or if Tenant sells, transfers, mortgages, pledges or grants a security interest in more than an aggregate of fifty percent of Tenant’s net assets, such event shall be deemed to be an assignment of this Lease as to which Landlord’s prior written consent shall have been required, except that this provision shall not be applicable to any corporation, all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended). For the purposes of this Section, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, and the term “voting stock” shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.

VIII

COMPLIANCE WITH LAWS

8.1 Compliance with Laws. Tenant agrees to strictly comply with all pertinent laws, ordinances, statutes and regulations whatsoever, of any governmental body or subdivision, incident to its occupancy in the Building and its use thereof. As of the date of Substantial Completion of the Premises, Landlord represents and warrants that Landlord’s Improvement Work shall meet and comply with all laws, ordinances and regulations promulgated under the Americans With Disabilities Act (“ADA”).

IX

QUIET ENJOYMENT

9.1 Quiet Enjoyment. Subject to the terms of Section 29.3, as long as Tenant is not in Default under the terms of this Lease, Tenant shall have peaceful and quiet possession of the Premises against all parties claiming adversely thereto by or under Landlord.

X

SIGNS

10.1 Signs. Tenant shall not erect or install any sign or other type display whatsoever, either upon the exterior of the Building, upon or in any window, or in any lobby, hallway or door therein located, without the prior express written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. All signs or lettering shall conform to the sign and lettering criteria established by Landlord. At Landlord’s option, Landlord may provide suite signage at Tenant’s expense. Landlord agrees to provide a directory of the names and locations of its tenants and to maintain the same at a convenient location in the lobby of the Building. The initial listing of the name and room number of Tenant may be furnished without charge to Tenant. The listings of additional names or room numbers and changes or revisions of listings shall be made by Landlord at the cost of Tenant. Notwithstanding the foregoing, Tenant shall be permitted to display its name on or near the exterior door and also on the interior door and/or wall space as is reasonably necessary to identify its location to visitors as agreed to by Landlord and Tenant. Tenant shall have shared rights to the monument sign and Landlord shall, at its expense, add Tenant’s name to the monument sign.

XI

TENANT’S CARE OF PREMISES

11.1 Waste. Tenant shall commit no waste with respect to the Premises and shall keep the Premises in good repair along with the fixtures therein and, at the expiration or earlier termination, or cancellation of this Lease, shall surrender the Premises and fixtures therein in the same condition as when initially received by Tenant subject to any changes to the Premises approved by Landlord, and to reasonable wear and tear resulting from normal use. If Tenant fails to make repairs to the Premises, Landlord may make the repairs and Tenant shall reimburse Landlord for the cost of said repairs, plus ten percent (10%) overhead within ten (10) days of receipt of Landlord’s bill for said repairs. At the termination of this Lease (including termination through an event of default of Tenant) Tenant shall surrender all keys, electronic ID cards, access devices and other building ID’s, if applicable, for the Premises to Landlord at the place then fixed for the payment of rent and shall remove all Tenant’s property before surrendering the Premises and shall surrender the Premises in “broom clean” condition. During the Lease Term, Tenant shall pay for the unstopping of any drains or water closets in the Premises caused by Tenant, its invitees or visitors.

11.2 Alterations, Additions or Improvements. Tenant shall not make any alterations, improvements, door-lock changes or other modifications of any kind to the Premises without the prior express written consent of Landlord, which consent shall not be unreasonably withheld or delayed if (a) the cost of any such alteration, addition or improvement does not exceed $25,000.00 and (b) the alteration, addition or improvement does not effect the roof, structural components, any building system or equipment or component part thereof or the exterior of the Building. Requests for same shall be in writing and shall be detailed to Landlord’s reasonable satisfaction. Landlord shall approve or reject the alternations within twenty (20) days. At the time of approval Landlord shall advise Tenant whether or not Tenant shall be required to remove any and all such alterations, additions or installations upon expiration of the Lease, including improvements costing $25,000 or less made by Tenant. All alterations, additions or improvements upon or affixed to or in the Premises (including, but not limited to carpets, drapes and anything bolted, nailed or otherwise secured in a manner customarily deemed to be permanent) shall be deemed to be a fixture inuring to the Building, and shall not be subject to attachment of a mechanic’s, materialman’s or similar lien, and shall in any event be and become the property of Landlord and remain upon the Premises and be surrendered at the end of this Lease, except that Tenant shall be entitled to remove from the Premises at the end of the Lease Term all of its trade fixtures, furniture, equipment, signs, improvements, additions and alterations to the Premises to the extent they are not permanently affixed, and immediately repair any damage resulting from such removal so as to leave the Premises in the condition required by this Section 11.2. Lessee shall, at termination of the Lease, restore the Leased Premises back to its original condition, ordinary wear and tear excepted. Such restoration shall include, but is not limited to: removal of all furniture, lockers, trade fixtures, modular partitions, vending machines, shelving and personalty from the Leased Premises. Lessee shall also remove all voice-data / IT wiring above the acoustical ceiling as well as all process conduits and piping installed specifically for Lessee’s use / equipment and shall remove and replace the acoustical ceiling. Any building systems (i.e., mechanical, electrical, plumbing) that have been modified for Lessee’s specific use must be restored back to its original condition.

All interior lighting, exit lights, and emergency equipment must be operable. HVAC units must be operational and in well-serviced condition. All holes in drywall must be patched.

As determined by Lessor’s environmental consultants, Lessee is required to replace any building finishes or fixtures that have been contaminated by hazardous materials or have become odorous through laboratory operations. This includes, but is not limited to, flooring, acoustical ceiling tiles, drywall partitions and mechanical ductwork.

The Leased Premises must be decommissioned in a manner consistent with all applicable environmental laws and OSHA safety standards. The Leased Premises must be cleaned, sanitized and free from all environmental contaminants and chemical odors. Upon completion, Lessee is to provide Lessor with a report from an environmental consultant confirming Lessee’s compliance with this provision of the Lease.

11.3 Flammables, Explosives or Toxic Substances. Except as set forth in Exhibit “D”, Tenant shall not use or permit to be brought into the Premises or the Building any flammable or other articles deemed dangerous hazardous to persons or property. Tenant shall not use the Premises in any manner which shall (i) invalidate or be in conflict with fire, insurance, life safety or other policies covering the Building or the Premises, or (ii) increase the rate of fire or other insurance on the Building or the Premises. If any insurance premium should be higher than it otherwise would be by any reason of failure of Tenant to comply with provisions of this paragraph, Tenant shall reimburse Landlord as additional rent hereunder for that part of all insurance premiums paid by Landlord, which shall have been charged because of such failure by Tenant and Tenant shall make such reimbursement upon the first day of the month following such payment by Landlord.

11.4 Property and Improvements at Tenant’s Risk. Notwithstanding the provisions of Section 11.2 or any other provisions of this Lease, it is understood and agreed that all personal property, betterments and improvements in the Premises, of whatever nature, whether owned, leased or installed by Landlord, Tenant or any other person, shall be and remain at Tenant’s sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, betterments or improvements, arising from any cause whatsoever including but not limited to theft, casualty, the bursting, overflowing or leaking of the roof or of water, sewer or steam pipes, or from heating or plumbing fixtures.

11.5 Hazardous Materials Defined. For purposes of this Section, the term “Hazardous Materials” includes, without limitation, any flammable explosives, radioactive materials, asbestos and asbestos containing materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental laws, ordinances, rules, or regulations dealing with hazardous materials.

11.6 Environmental Regulations Defined. For purposes of this Article XI, the term “Environmental Regulations” shall mean all federal, state and local laws, including all zoning laws or ordinances, and all regulations, codes, requirements, public and private land use restrictions, rules and orders which relate to or govern Hazardous Materials and/or the environmental conditions in, on, under or about the Premises, including, but not limited to, air quality, soil conditions and surface and subsurface water conditions.

11.7 Environmental Compliance. Tenant represents, warrants, and covenants to Landlord that Tenant shall at no time use or permit the Premises to be used in violation of any Environmental Regulations. Tenant shall assume sole and full responsibility for and shall remedy at its sole cost and expense, all such violations. Tenant’s compliance with the terms of this Section 11.7 and with all Environmental Regulations shall be at Tenant’s sole cost and expense. Tenant shall pay or reimburse Landlord for any costs or expenses incurred by Landlord, including reasonable attorneys’, engineers’, consultants’ and other experts’ fees and disbursements incurred or payable to determine, review, approve, consent to or monitor the requirements for compliance with Environmental Regulations.

Tenant shall provide Landlord with written notification, immediately upon the discovery or notice or reasonable grounds to suspect, by Tenant, its successors, assigns, licensees, invitees, employees, agents, partners and/or any other third party, that any provision of this Section has not been strictly complied with. It shall be a Default under this Lease, entitling Landlord to exercise any of its rights and remedies under this Lease, if any provision of this Section is not strictly complied with at all times. On an annual basis Landlord shall have an environmental inspection of the Leased Premises performed by SafeStart at Tenant’s sole cost and expense. Any remedial work, recommendations or revisions required in the annual report shall be implemented by Tenant in order to comply with the environmental recommendations set forth in the inspection report, a copy of which shall be delivered to Landlord and Tenant. Landlord’s election to conduct inspections of the Premises shall not be construed as approval of Tenant’s use of the Premises or any activities conducted thereon, and shall in no way constitute an assumption by Landlord of any responsibility whatsoever regarding Tenant’s use of the Premises or Hazardous Materials.

11.8 Indemnification. Tenant shall defend, indemnify and hold harmless Landlord and its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the acts and omissions of Tenant, Tenant’s officers, directors, employees, agents, contractors, subcontractors, subtenants and invitees with respect to (a) the generation, manufacture, operations involving, transport, treatment, storage, handling, production, processing, disposal, release or threatened release of any Hazardous Materials which are on, from, or affecting the Building, including, without limitation, the surrounding soil, water, vegetation, and improvements, (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (c) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Hazardous Materials, and (d) any violations of laws, orders, regulations, requirements or demands of government authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. This indemnification shall survive the termination, cancellation and surrender of this Lease however effectuated. Landlord shall defend, indemnify, and hold Tenants harmless from and against any and all losses, damages, claims, suits, actions, judgments, liability and expenses, including without limitation reasonable attorneys’ fees, arising out of or with respect to toxic or hazardous condition of the Premises not caused by Tenant.

11.9 Termination, Cancellation, Surrender. In the event this Lease is terminated, cancelled or surrendered for any reason whatsoever, Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials placed thereon by Tenant or at Tenant’s direction or request.

XII

WAIVER OF CLAIMS AND INDEMNIFICATION

12.1 Waiver of Claims. If any damage, whether to the Premises or to the Building, results from any act or neglect of Tenant, Landlord may, at Landlord’s option, repair such damage and Tenant shall, within thirty (30) days after written demand by Landlord (which demand shall include supporting documentation of the costs paid by Landlord in so repairing the damage), reimburse Landlord for the total cost of such repairs. All property of any kind belonging to Tenant that is in the Building or the Premises shall be there at the sole risk of Tenant, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof. Landlord shall not be liable for any injury, loss or damage to any persons or property on or about the Premises from any other cause of whatsoever nature, unless the same is directly caused by negligence or willful acts of Landlord, and Tenant shall defend and save Landlord harmless and indemnified against such injury, loss or damage, or liability or claim thereof arising from any act, omission or negligence of Tenant. Landlord shall not be liable to Tenant for any inconvenience, interference, annoyance, loss or damage resulting from work done in or upon the Premises or any portion of the Building or adjacent grounds in a reasonable workmanlike manner.

12.2 Indemnification. After notice to Tenant, Tenant covenants and agrees to defend, indemnify and hold Landlord harmless from any loss, cost or expense whatsoever, directly or indirectly resulting or occasioned to, or imposed upon, Landlord (i) by injury to or destruction of life or property resulting from the use and occupancy of the Building by Tenant, or (ii) by damage to or destruction of the Building structure, or any part thereof, or of any abutting real property caused by or attributable to the negligent act or acts or omission or omissions to act of Tenant or caused by or attributable to Tenant’s failure to perform its obligations under this Lease. Landlord covenants and agrees to defend, indemnify and hold Tenant harmless from any loss, cost or expense whatsoever, directly or indirectly resulting or occasioned to, or imposed upon, caused by or attributable to Landlord’s failure to perform its obligations under this Lease.

12.2a Landlord Waiver of Claims and Indemnification. Tenant shall not be liable for any injury, loss or damage to any persons or property on or about the Premises from any other cause of whatsoever nature, unless the same is directly caused by negligence or willful acts of Tenant, and Landlord shall defend and save Tenant harmless and indemnified against such injury, loss or damage, or liability or claim thereof arising from any act, omission or negligence of Landlord. After notice to Landlord, Landlord covenants and agrees to defend, indemnify and hold Tenant harmless from any loss, cost or expense whatsoever, directly or indirectly resulting or occasioned to, or imposed upon, Tenant by injury to or destruction of life or property resulting from the use and occupancy of the Building by Tenant caused by or attributable to the negligent act or acts or omission or omissions to act of Landlord or caused by or attributable to Landlord’s failure to perform its obligations under this Lease. Landlord covenants and agrees to defend, indemnify and hold Tenant harmless from any loss, cost or expense whatsoever, directly or indirectly resulting or occasioned to, or imposed upon, caused by or attributable to Landlord’s failure to perform its obligations under this Lease.

12.3 Definition of Landlord and Tenant. As used in this Lease, the term “Landlord” shall be deemed to include the beneficiary, any agent, managing agent, affiliate, contractor, employee, director, officer or servant of Landlord, or any corporate entity affiliated with Landlord, or third party operator and owner of the Building. “Tenant” shall be deemed to include the Tenant and any of its agents, officers, employees, servants, partners, independent contractors, licensees, invitees or visitors.

XIII

DAMAGE AND DESTRUCTION

13.1 Damage and Destruction. In the event that the Building should be totally destroyed by fire, tornado or other casualty or in the event the Premises or the Building should be so damaged that rebuilding or repairs cannot be completed within two hundred ten (210) days after the date of such damage, either party may at its option terminate this Lease, in which event Base Rental shall be abated during the unexpired portion of this Lease effective as of the date of such damage. In the event the Building or the Premises should be damaged by fire, tornado or other casualty covered by Landlord’s insurance, but only to such extent that rebuilding or repairs can be completed within two hundred ten (210) days after the date of such damage, or if the damage should be more serious and both parties elect not to terminate this Lease, in either such event Landlord shall within sixty (60) days after the date of such damage commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition which existed immediately prior to the happening or the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the improvements, betterments, furniture, equipment, fixtures and other improvements which may have been placed by Tenant, Landlord or any other person within the Building or the Premises and Tenant at its sole expense shall be obligated to restore the same to substantially the same condition which existed immediately prior to the happening of the casualty. Landlord shall allow Tenant a fair diminution of Base Rental during the time and to the extent that the Premises are unfit for use by Tenant in the ordinary conduct of Tenant’s business. The abatement shall continue only until the earlier of (a) sixty (60) days following the completion of Landlord’s restoration work or (b) the completion of Tenant’s repairs. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild, and this Lease shall terminate upon notice to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control, and Landlord’s entire obligation to rebuild or restore hereunder shall be limited to the extent of any recoverable insurance proceeds available therefor. Landlord represents that it currently carries “replacement value” insurance coverage for damage or destruction to the Building. It is understood that Landlord shall in no event be obligated to carry insurance on Tenant’s contents.

XIV

WAIVER OF SUBROGATION

14.1 Waiver of Subrogation. Each party hereby waives any and every right or cause of action for the events which occur or accrue during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, “All Risk” or similar policies covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

XV

INSURANCE

15.1 General Provisions With Regard to Insurance.

(a)	Tenant shall provide and maintain a Broad Form Commercial General Liability Policy of insurance with respect to the Premises. Landlord, its managing agent and any designee of Landlord shall be named as additional insureds. The liability insurance policy shall protect Landlord, its managing agent, Tenant and any designee of Landlord against any liability which arises from any occurrence on or about the Premises or any appurtenance of the Premises, or which arises from any of the Claims indicated in Article XII against which Tenant is required to indemnify Landlord and its managing agent. It is understood and agreed that the liability coverage provided herein shall extend beyond the Premises to portions of the Common area used for the ingress and egress to the Leased Premises.

(b)	The policy is to be written by a good and solvent insurance company reasonably satisfactory to Landlord. The coverage limits of the policy shall be at least $5,000,000 per occurrence, combined single limit, and shall include contractual liability insuring the indemnity provisions of this Lease.

(c)	Tenant shall carry fire and all-risk coverage, vandalism and malicious mischief insurance covering all improvements, stock in trade, fixtures, furniture, furnishings, removable floor coverings, trade equipment, signs and all other decorations in the Premises to the extent of one hundred percent (100%) of their full insurable value and replacement cost without deduction for depreciation. In the event of casualty loss hereunder, the proceeds of such policies shall be applied solely to the replacement, restoration and refurbishment of such damaged items.

(d)

On or before Tenant enters the Premises for any reason, and again before any insurance policy shall expire, Tenant shall deliver to Landlord the policy or a renewal thereof, as the case may be, together with evidence of payment of applicable premiums. Any insurance required to be carried under this Lease may be carried under a blanket policy covering the Premises and other locations of Tenant. If Tenant includes the Premises in blanket coverage, Tenant may deliver to Landlord a duplicate original of the blanket insurance policy. Tenant may request that Landlord accept a certificate evidencing such insurance instead of the original of the policy, however, Landlord shall have the right to insist upon receipt of an original or duplicate original of the policy.

(e)	All insurance policies required to be carried under this Lease by or on behalf of Tenant shall provide (and any certificate evidencing the existence of any insurance policies, shall certify) that: unless Landlord shall be given thirty (30) days’ written notice of any cancellation or failure to renew, or material change to the policies, as the case may be, (i) the insurance shall not be canceled and shall continue in full force and effect and (ii) no material change may be made in an insurance policy. As used in this Lease, the term “insurance policy” shall include any extensions or renewals of an insurance policy.

(f)	If Tenant fails to comply with any of the insurance requirements stated in this Lease, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium cost thereof upon demand.

15.2 Landlord’s Insurance. Landlord will provide during the Lease Term casualty, general liability, rental and any other reasonable insurance in limits usual and customary for comparable properties covering the Building and Premises. Said insurance of Landlord is included in the definition of Operating Costs.

XVI

EMINENT DOMAIN

16.1 Eminent Domain. If the whole of the Premises shall be taken or condemned, or purchased in lieu thereof, by any government authority for any public or quasi-public use or purpose, then, in that event, the term of this Lease shall cease and terminate from the time when the possession shall be required for such use or purpose. The Rental shall in such case be apportioned to the date when the possession shall be required. In the event of a partial taking only of the Premises, Landlord shall notify Tenant in writing and Tenant shall have the option to cancel this Lease, by giving Landlord written notice within thirty (30) days after receipt of such notice from Landlord; provided the balance of the Premises remaining cannot be suitably used by Tenant for its purposes heretofore stated. If Tenant is entitled to exercise said option to cancel and does so, then such canceling shall be effective and the Rental shall in such case be apportioned to the date when the possession shall be required. In the event Tenant is not entitled to cancel the Lease or, if it is entitled to do so, but does not exercise its option, then Tenant will be responsible for the Rental apportioned to the date when the possession shall be required. The Rental herein reserved shall be reduced and Tenant shall be required to pay that proportion of the Rental herein reserved that the Rentable Area contained in the remaining Premises bears to the Rentable Area contained in the Premises before such possession was required.

Landlord and Tenant hereby agree that any award of proceeds resulting from a condemnation or sale in lieu thereof of the whole or part of the Premises shall belong solely to Landlord and Tenant hereby waives any right to make any claim therefore as the result of this

Lease; provided, however, that Landlord shall not be entitled to any award specifically made to Tenant for relocation expenses and the taking of Tenant’s fixtures, furniture or leasehold improvements (exclusive of that portion paid for by Landlord), less depreciation computed from the date of said improvements to the expiration of the original term of this Lease.

XVII

ACCESS TO PREMISES

17.1 Access to Premises. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times, with reasonable advance notice (not less that 48 hours advance notice to Tenant), to examine the same and to show them to prospective purchasers, mortgagees, Tenants or tenants of Landlord, or to public officials lawfully having an interest therein, or to make such decorations, repairs, alterations, improvements or additions as Landlord may reasonably deem necessary or desirable or to close entrances, doors, corridors or other facilities. Landlord, Tenant and all other tenants in the Building and their respective guests, invitees and employees shall have ingress and egress to and from all common public areas of the Building, provided that (i) Landlord has the right, under reasonable regulations, to regulate and control such guests, invitees and employees with respect to such access and the days and hours of access, and (ii) all Common Areas and facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas is diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction. In exercising is right of access to the Premises, Landlord agrees to take reasonable precautions to minimize interference with Tenant’s business operations and use of the Premises.

XVIII

NOTICES

18.1 Notices. Any notice which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered, if in writing, delivered to Tenant by hand or by certified or registered mail, return receipt requested, addressed to Tenant at the Premises; and any notice which Tenant may desire or be required to give to Landlord shall be deemed sufficiently given or rendered, if in writing, delivered to Landlord, c/o Northern Builders, Inc., 5060 River Road, Schiller Park, Illinois 60176-1076, Attn: Matthew J. Grusecki, by certified or registered mail, return receipt requested, addressed to its business office in the Building or other such places as Landlord may from time to time designate in writing. Any notice given hereunder shall be deemed delivered when the return receipt is signed or refusal to accept the notice is noted thereon.

XIX

FAILURE TO PERFORM, DEFAULTS, REMEDIES

19.1 Defaults.

(a)	Any one of the following events shall be deemed to be a Default by Tenant under this Lease:

(i)	Tenant shall fail to provide the insurance required in Article XV or pay any installment of Rental or other sum hereby reserved, or fail to provide the required replacement or valid Letter of Credit set forth in Section 1.7, and such failure shall continue for a period of ten (10) days after delivery of written notice to Tenant.

(ii)	Tenant shall fail to comply with any provision (including the Rules and Regulations attached hereto as Exhibit “B”) of the Lease, other than Article XV or the payment of rent, and shall not cure such failure within thirty (30) days after delivery of written notice to Tenant (which states with specificity the nature of the Default and the acts that must be undertaken by Tenant to cure such default), except that if more than thirty (30) days shall be required to cure the default and Tenant has commenced to cure the default within such thirty (30)-day period and is diligently taking action to cure the default, Tenant shall have an additional sixty (60) days to cure the default, provided that such sixty (60)-day period may be further extended subject to the written agreement of the parties hereto).

(iii)	The filing or execution or occurrence of: a petition in bankruptcy or other insolvency proceeding by or against Tenant or any guarantor of Tenant’s obligations; or petition or answer seeking relief under any provision of the Bankruptcy Act; or an assignment for the benefit of creditors; or a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant of any of Tenant’s which is not dismissed within ninety (90) days after filing; or a proceeding by any governmental authority for the dissolution or liquidation of Tenant which is not dismissed within ninety (90) days after filing.

(iv)	Tenant shall abandon, desert or vacate any substantial portion of the Premises and fail to pay rent for the Premises.

19.2 Remedies. Upon the occurrence of any Default by Tenant, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, except as elsewhere provided herein, (Tenant hereby waiving notice to quit), together with any other remedies available to Landlord at law or in equity:

(a)	Terminate this lease, in which event Tenant shall immediately surrender the Premises to Landlord, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination under Illinois law, whether through inability to relet the Premises on satisfactory terms or otherwise.

(b)	Peaceably enter upon and take possession of the Premises in conformity with Illinois law and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof without being liable for prosecution or any claim for damages therefor; Landlord may relet the Premises and receive the rent therefor under terms and conditions acceptable to Landlord in its sole discretion and judgment; Tenant agrees to pay to Landlord ten (10) days after written notice by Landlord, as liquidated damages, sums equivalent to the present value of the monthly rent remaining under this Lease, less the avails of reletting, if any. Tenant shall also pay within ten (10) days after written notice, any leasing commissions and inducements reasonably necessary to relet the Premises. Notwithstanding any reletting hereunder, Landlord shall have the right at its option to terminate the Lease.

(c)	Enter upon the Premises, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

Pursuit of any of the foregoing remedies shall not constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the provisions herein contained.

Any property belonging to Tenant or to any person holding by, through or under Tenant, or otherwise found upon the Premises at the time of re-entry or termination by Landlord, may be removed therefrom and stored in any warehouse, at the cost of and for the account of Tenant, or, in Landlord’s sole discretion, deemed to be abandoned by Tenant and disposed of accordingly.

The foregoing rights and remedies given to Landlord are and shall be deemed to be cumulative, and the exercise of any of them shall not be deemed to be an election excluding the exercise by Landlord at any time of a different or inconsistent remedy, and shall be deemed to be given to Landlord in addition to any other and further rights granted to Landlord by the terms hereof, or by law, and the failure of Landlord at any time to exercise any right or remedy herein granted or established by law shall not be deemed to operate as a waiver of its right to exercise such right or remedy at any other future time. Notwithstanding anything contained in this Section 19.2 to the contrary, Landlord shall at all times use reasonable efforts to mitigate its damages.

19.3 Deficiency. If this Lease is canceled under subsection 19.1(b), Tenant shall remain liable in addition to accrued liabilities to the extent legally permissible for the Rental as defined in section 4.1 and all other charges Tenant would have been required to pay until the date this Lease would have expired had such cancellation not occurred. It is expressly agreed herein that Landlord shall have the right, at its option, to recover sums due hereunder through litigation or otherwise from time to time on one or more occasions without the Landlord being obligated to wait until the expiration of the term of this Lease before filing suit. All attorneys’ fees and costs and expenses incurred by Landlord under this Section 19.3 shall be paid by Tenant.

19.4 Breach by Tenant. In the event of any breach or threatened breach by Tenant of any covenants, agreements, terms or conditions made in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and, in addition to the rights and remedies provided hereunder, shall have any other right or remedy allowed at law or equity, by statute or otherwise. The provisions of this Article shall be construed consistent with the law of Illinois so that remedies of Landlord herein described shall be available to Landlord to the full extent but only to the extent that they are not invalid or unenforceable under the law of Illinois.

19.5 Landlord Default. If Landlord fails to perform any of the covenants, provisions or conditions it is required to perform under this Lease within thirty (30) days after Notice of default by Tenant (or if more than 30 days is required because of the nature of the default, if Landlord fails to begin to cure the default within the thirty (30)-day period), then Landlord shall be liable to Tenant for all damages sustained by Tenant as a direct result of Landlord’s breach and Tenant shall not be entitled to terminate this Lease as a result thereof. Should Tenant provide Landlord with written notice of such a default, and Landlord fails to commence to cure such default within thirty (30) days of its receipt of such notice and diligently pursue such cure, then Tenant shall deliver a second written notice to Landlord. In the event Landlord fails to commence the cure of such default within five (5) days of receipt of such second notice, Tenant may perform such cure. The costs incurred by Tenant in performing such cure shall be applied to Base Rent due under the Lease.

XX

CONDITION OF PREMISES

20.1 Condition of Premises. It is agreed that, by occupying the Premises, Tenant acknowledges that it has had full opportunity to examine the Building, including the Premises, and is fully informed independently of Landlord, as to the character, construction and structure of the Building and Premises, except for latent defects, Punch List Items and matters subject to any Contractor’s warranty. Tenant shall have sixty (60) days following the Commencement Date to notify Landlord of any defects in the Premises. It is agreed that by occupying the Premises Tenant formally accepts the same and acknowledges that Landlord has complied with all requirements imposed upon it under the terms of this Lease. This Lease does not grant any right to light or air over or about the Premises or Building. Upon delivery of possession, Tenant shall inspect the Premises and give Landlord immediate written notice of contended defects in the Landlord’s Improvement Work (as more specifically described in the Work Letter attached here to and made a part hereof as Exhibit “C”), if any, and of any contended variances of the Landlord’s Improvement Work from the requirements of this Lease. Any defect or variance not so set forth shall be deemed waived by Tenant, except to the extent covered by any Contractor’s warranty.

XXI

LANDLORD’S TITLE

21.1 Landlord’s Title. Tenant recognizes and agrees that Landlord’s title is and always will be paramount to the title of Tenant and under no circumstances shall Tenant do or be empowered to do any act which can, shall or may encumber Landlord’s title or subject the Premises or Building or any part of either to any lien or encumbrance. Tenant shall immediately remove any and all liens or encumbrances which are filed against the Premises or the Building by any person, firm, corporation or entity as a result of any act or omission of Tenant. In the event Tenant fails to remove any such lien or insure over such lien with Chicago Title Insurance Company within thirty (30) days of receipt of notice thereof then Landlord may, but shall not be obligated to, remove such lien at the cost and expense of Tenant.

XXII

LANDLORD’S RIGHT TO PERFORM FOR ACCOUNT OF

TENANT AND ATTORNEYS’ FEES

22.1 Landlord’s Right to Perform for Account of Tenant and Attorneys’ Fees:

(a)	If Tenant shall be in Default under this Lease, Landlord may cure the Default (after the expiration of any applicable notice and cure period) at any time for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord for any amount expended by Landlord in connection with the cure within thirty (30) days after written notice from Landlord which notice shall included documents to support the expenses paid by the Landlord.

(b)	In the event of litigation concerning this Lease, the prevailing party shall be entitled to reimbursement of its costs respecting such suit, or settlement thereof, including reasonable attorneys’ fees.

XXIII

SUCCESSORS AND ASSIGNS

23.1 Successors and Assigns. This Lease shall be binding upon and inure to the respective parties herein, their heirs, executors, administrators, successors and permitted assigns whomever.

XXIV

RESERVATIONS BY LANDLORD

24.1 Reservations by Landlord. In addition to other rights conferred by this Agreement or by law, Landlord reserves the right, to be exercised in Landlord’s sole discretion, provided such changes do not materially change Tenant’s access to the Premises and do not unreasonably interfere with Tenant’s use of the Premises, to: (a) change the name of the Building; (b) change entrances and exits to the Building and to the parking lot adjacent to the Building; (c) install and maintain a sign or signs on the exterior or interior of the Building; (d) change the street address of the Building; (e) designate all sources furnishing signs, sign painting and lettering; (f) take all measures as may be necessary or desirable for the safety and protection of the Premises or of the Building; sell or mortgage the Building and underlying and surrounding land; (h) have pass keys to the Premises; (i) repair, alter, add to, improve, build additional stories on, or build adjacent to said building; (i) run necessary pipes, conduits and ducts through the Premises: and (k) carry on any work, repairs, alterations or improvements in, on or about the Building or in the vicinity thereof. Tenant hereby waives any claim for damage or inconvenience caused by such work, but Landlord agrees to use reasonable efforts to minimize any interruption with Tenant’s use and occupancy of the Premises. Landlord shall not be allowed to charge Tenant or its invitees for parking. Landlord shall provide the Tenant with a minimum of thirty (30) unreserved parking spaces for Tenant’s or its invitees use. This paragraph shall not be construed to diminish the obligations of Tenant provided herein, nor shall it be construed to create or increase any obligation on the part of Landlord with respect to repairs or improvements.

XXV

RULES AND REGULATIONS

25.1 Rules and Regulations. The Rules and Regulations attached hereto and marked Exhibit “E” are made a part of this Lease as if fully herein set forth. Landlord shall enforce such Rules and Regulations in a uniform and non-discriminatory manner. Tenant, its employees, agents and visitors, shall observe and abide by them and by such other and further reasonable Rules and Regulations as Landlord may prescribe which, in its judgment, are needed for the reputation, safety, care or cleanliness of the Building or Premises, or the operations and maintenance thereof and the equipment therein, or for the comfort of Tenant and the other tenants of the Building or for the parking area. Landlord, however, shall have the right to reasonably add to or change said rules and waive in writing any or all of said rules in the case of any one or more tenants. All such Rules and Regulations are of the essence hereof without which this Lease would not have been entered into by Landlord, and any material breach of any provision of these Rules and Regulations by Tenant shall at Landlord’s option constitute a default hereunder.

XXVI

NON-WAIVER

26.1 Non-Waiver. The failure of Landlord to seek redress for violations of, or to insist upon the strict performance of, any covenant or condition of the Lease or of any of the Rules and Regulations incorporated herein or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease, or breach of the Rules and Regulations, shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations as incorporated herein or hereafter adopted against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of the Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of any original violation.

XXVII

OTHER TENANTS

27.1 Other Tenants. Landlord shall not be liable to Tenant for failure to enforce or for violation of any of the Building Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant in the Building, other than any such violations or breaches that materially and adversely affect the use and enjoyment of Tenant’s interests under the Lease.

XXVIII

TERMINATION OPTION

28.1 Termination Option. Landlord hereby grants to Tenant a one-time option to terminate this Lease with respect to the entire (but not less than the entire) Leased Premises upon the end of the fifth (5th) year of the Lease Term (“Termination Date”) with no less than nine (9) months prior written notice by Tenant of its exercise of the foregoing termination option provided any such written notice of termination shall be subject to payment by Tenant by a certified or cashier’s check, with said written notice, of the amount of the costs of all unamortized Tenant improvements, commissions and actual documented third party costs incurred by Landlord as a result of the termination. Landlord shall use a 10% discount rate in calculating such fees. Within thirty (30) days of the Lease Commencement, Landlord shall provide Tenant with a written statement of the termination fees due with this Lease.

Tenant’s exercise of the foregoing option to terminate this Lease is subject to the condition that Tenant is not in default under any of the terms, covenants or conditions of this Lease, with respect to a default for which notice has been given hereunder and is of a monetary nature or a default of a provision having a material effect upon the Leased Premises and which has not been remedied at the time that Tenant notifies Landlord of the exercise of this termination option or by the Termination Date of such option. Tenant shall deliver the Leased Premises to Landlord on or before the Termination Date in accordance with the terms and conditions of this Lease the same as if such Termination Date were the original expiration date of the Term of this Lease. Tenant shall continue to pay Base Rent and Additional Rent and keep, perform and observe all of the terms, covenants and conditions on Tenant’s part to be kept, performed and observed as provided herein for the period between the date written notice of an election to terminate is given and the Termination Date.

XXIX

RENEWAL OPTION

29.1 Renewal Option. Provided the Tenant is not in default under the Lease beyond any applicable cure period, the Tenant is granted one “Renewal Option” of renewing this Lease for one additional five (5) year renewal period (“Renewal Period”) provided Tenant gives Landlord notice in writing of the exercise of the option at least nine (9) months prior to the expiration of the initial Lease Term or as extended by the Renewal Period. If Tenant exercises such option to renew, the Base Rental during the Renewal Option Period shall be the Fair Market Value as defined below. The exercise of the Renewal Option by Tenant shall be irrevocable, except as provided below.

All conditions and covenants of the Lease shall remain in full force and effect during the extended period, except the Base Rent shall be the “Fair Market Value” determined as follows:

(a)

The Base Rent for the above extension term shall be negotiated by the parties within the sixty day (60) period following written notice of its desire to extend the term of this Lease is delivered by Tenant. Fair Market Value shall include net rent, additional rent, any marketing concessions, including, but not limited to, rent abatements, incentives, tenant improvement allowance and brokerage commission. If, during the sixty (60) day period, Landlord and Tenant are unable to agree, then within thirty (30) days thereafter they shall institute an appraisal procedure to determine the Fair Market Value of the Premises by jointly nominating and appointing separate appraiser who shall forthwith make a determination of the Fair Market Value of the Premises. Upon the appointment of the two appraisers as aforesaid, the two appraisers so appointed shall forthwith jointly make a determination of the Fair Market Value of the Premises. If either party fails to appoint an appraiser within said 30-day period, the appraiser appointed by the other party shall forthwith make the determination of the Fair Market Value of the Premises. If the two appraisers are unable to agree upon a determination of the Fair Market Value of the Premises within thirty (30) days after the appointment of the second appraiser, but if the Fair Market Values determined by such appraisers differ by less than Ten Percent (10%) per rentable square foot per annum for each year during the Extension Term, then the Fair Market Value shall be determined by taking the average of the determinations of such appraisers. If the Fair Market Value determined by such appraisers differ by more than Ten Percent (10%) per rentable square foot per annum for each year during the Extension Term, then, the two appraisers shall jointly nominate and appoint a third appraiser within fifteen (15) days after the expiration of said thirty (30) day period and give written notice of such appointment to both parties. The third appraiser shall forthwith select from the two determinations submitted by each of the first two appraisers, the one that is closer to the Fair Market Value and said selection shall thereafter be deemed the Fair Market Value. The appraisers shall make their determination in writing and give notice thereof to both parties. The Fair Market Value of the Premises shall be the rent (including rental escalations) which the Premises would generate in a non-sublease, non-renewal lease for the period of the Renewal Term in a competitive and open market lease transaction under all conditions requisite to a fair lease and assuming that: (i) Landlord and Tenant are each acting voluntarily, prudently and knowledgeably; (ii) Landlord and Tenant are each typically motivated and are acting without malice; (iii) Landlord and Tenant are each well informed or well advised and each acting in what it considers its own best interest; and (iv) a reasonable time is allowed for exposure in the open market. Each appraiser shall afford both parties a hearing and the right to submit evidence, with the privilege of cross-examination in connection with its determination of the Fair Rental Value of the Premises. In the event any appraiser appointed as aforesaid shall die or become unable or unwilling to act before completion of the appraisal, such appraiser’s successor shall be appointed in the same manner as provided above. Any appraiser appointed hereunder shall: (x) be independent of both parties (and of all persons and entities with interest in either party); (y) have not less than five (5) years experience in the appraisal of real property; and (z) hold the professional designation M.A.I., or if the M.A.I. ceases to exist, a comparable designation from an equivalent professional appraiser organization. All appraisal fees and expenses shall be borne equally by the parties.

Notwithstanding the foregoing, in no event shall the Base Rent due for the Renewal Extension Period be less than the Base Rent due to Landlord during the last year of the initial term of the Lease.

(b)	The Renewal Option shall be evidenced by an Amendment to the Lease agreed to by the parties.

(c)	The rights of Tenant under this Section will not be severed from the Lease or separately sold, assigned or transferred and will expire on the expiration or earlier termination of this Lease.

XXX

MISCELLANEOUS PROVISIONS

30.1 No Constructive Eviction. No act or thing done or omitted to be done by Landlord or Landlord’s agents during the term of the Lease, which is necessary to enforce the terms of this Lease, or the Building Rules and Regulations, shall constitute an eviction by Landlord nor shall it be deemed an acceptance or surrender of said Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have any power to accept the keys of said Premises prior to the termination of the Lease. The delivery of keys to any employee of Landlord or Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

30.2 Subordination, Non-Disturbance and Attornment. It is understood and agreed that this Lease (including all rights of Tenant hereunder) is subject and subordinate to any ground lease or underlying lease (hereinafter called “ground lease”) which may now or hereafter affect the land or Building of which the Premises form a part and is further subject and subordinate to any mortgage or deed of trust or trust indenture (hereinafter called “mortgage”) which may now, or hereafter affect the Lease or the real property of which the Premises form a part, and to any and all advances made under any such mortgage and to the interest thereon, and all renewals, replacements and extensions thereof. This section shall be self-operative and no further instrument or subordination shall be required, but Tenant shall nevertheless at any time hereafter, on the demand of Landlord, subject to non-disturbance agreements in usual and customary form with any ground Landlord or mortgagee, execute any instruments, releases or other documents that may be required by any such mortgage holder or ground Landlord or any of their respective successors in interest to evidence such subordination. If in connection with the financing (existing or future financing) of the Building, the holder of any such mortgage, or with respect to any bond financing, the trustee for any such bond holders, shall request reasonable modifications in this Lease as a condition of approval of such financing, Tenant will not unreasonably withhold, delay or defer making such modifications, provided that they do not unreasonably increase the obligations of Tenant hereunder or materially and adversely affect the leasehold interest created by this Lease. In the event of termination of this Lease through foreclosure of any mortgage to which this Lease is subordinated, or if the ground lease is terminated, Tenant will upon the demand of the purchaser of the Premises at the foreclosure sale thereof, or of the Landlord under the ground lease, attorn to and accept such purchaser or ground Landlord as Landlord under this Lease or, upon demand, enter into a new lease agreement with such purchaser or ground Landlord for the unexpired term of this Lease at the same Rental and under the same provisions of this Lease. It is further agreed by Tenant that this Lease shall be subject and subordinate at all times to any other arrangement or right to possession under which

Landlord is in control of the Premises, and to the rights of the owner or owners of the Premises, the Building, and the land of which the Building is a part.

30.3 Tenant Estoppel Certificates and Financial Statements. Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a written statement containing all information requested by Landlord including but not limited to (a) certification that this Lease is unmodified and in full force and effect for if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications, (b) a statement regarding the dates to which the rent and other charges hereunder have been paid by Tenant, (c) a statement as to whether to the best of Tenant’s knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, a specification of each such default of which Tenant may have knowledge, (d) a statement of the amount of monthly rent plus rent increases, if any, (e) a statement of the amount of the security deposit, if any, (f) a statement of the address to which notices to Tenant should be sent, and (g) or any other information requested by Landlord’s mortgagee or prospective purchaser. In the event Tenant fails to deliver any of the foregoing written statement(s) within ten (10) days after demand is made by Landlord in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact, and in its name, place and stead to so execute the aforementioned statement(s). Landlord shall, if requested by Tenant, provide to Tenant a similar estoppel certificate. Tenant agrees to provide to Landlord, provided Landlord agrees to a confidentiality agreement satisfactory to both parties, upon written request from Landlord, but no more than once per year, a copy of Tenant’s current financial statement, in form satisfactory to Landlord. Tenant’s failure to deliver the financial statement within thirty (30) days after a demand is made in writing by Landlord shall be a Default under this Lease. Any of the foregoing certifications or statements delivered pursuant to this Section may be relied upon by any owner of the Building, any prospective purchaser of the Building, and any present or prospective mortgagee, deed of trust holder or trustee for bond holders with respect to the Building or of Landlord’s interest.

30.4 Brokerage Fees. Tenant represents and warrants to Landlord that Tenant has negotiated with Nicolson, Porter & List and Studley, Inc., and except for said brokers, Tenant has not incurred and will not incur and will not expose Landlord to any liability for any other brokerage fees, finder’s fees, agent’s commissions or similar compensation to third parties in connection with this Lease transaction. In the event Tenant has incurred any other such fees, commissions or compensation, said fees, commissions and compensation so incurred shall be charged solely against Tenant and Tenant agrees to indemnify Landlord against and hold Landlord harmless from any and all liabilities arising from any claims for such fees, commissions or compensation, including, without limitations, the cost of counsel fees and costs and expenses in connection therewith.

30.5 Unenforceability/Joint and Several Liability. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision. Where Tenant hereunder consists of more than one party, the obligations of each such party will be joint and several hereunder.

30.6 Headings, Miscellaneous. The headings of the several articles, paragraphs and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles, paragraphs and sections. All negotiations, considerations, representations and understandings between the parties are incorporated herein and are superseded hereby. There are no terms, obligations, covenants, statements, representations, warranties or conditions relating to the subject matters hereof other than those specifically contained herein. This Lease may not be amended or modified by any act or conduct of the parties or by oral agreements unless reduced and agreed to in writing signed by both Landlord and Tenant. No waiver of any of the terms of this Lease by Landlord shall be binding upon Landlord unless reduced to writing and signed by Landlord.

30.7 Holding Over. In the event Tenant remains in possession of the Premises after the expiration or termination of the term, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a Tenant from month to month at one-hundred fifty prevent (150%) of the Base Rental due for the last full calendar month during the term of the Lease in which Base Rental was paid plus all other sums due under this Lease and subject to all other provisions and obligations of the Lease that are applicable to a month-to-month tenancy.

30.8 Payments. Except as elsewhere provided herein, all amounts owed by Tenant to Landlord hereunder shall be paid within ten (10) days from the date that Landlord renders statements of account therefor and Tenant agrees to pay interest on all amounts (including Rental) not paid when due at the rate of two (2) percentage points over the prime commercial lending rate as established from time to time by the Bank of America. Time is of the essence in Tenant’s payment of Rental and Tenant’s performance of each and every term, covenant, and condition of this Lease incumbent on Tenant.

30.9 Force Majeure. In the event Landlord or Tenant is prevented or delayed in the performance of any of its covenants or obligations hereunder by circumstances beyond its control (including, but not limited to governmental regulations or prohibitions) such delay or nonperformance shall not be deemed a default hereunder.

30.10 Overload. Tenant shall not overload the floors of the Premises.

30.11 Liability of Landlord. To the extent permitted by law Landlord, and in case Landlord or Landlord’s beneficiary shall be a joint venture, partnership, tenancy-in-common, pension fund, association or other form of joint ownership, all members of any such joint venture, pension fund, partnership, tenancy-in-common, association or other form of joint ownership, shall have no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease in the event of a breach or default by Landlord of any of its obligations. Tenant shall look solely to the equity of the owner of the Building at the time of the breach or default (or if the interest of the Landlord is a leasehold interest at that time, Tenant shall look solely to such leasehold interest) for the satisfaction of any remedies of Tenant. In the event of the transfer and assignment by Landlord of its interest in this lease and in the building containing the Premises (other than an assignment to a lender having a first lien mortgage covering the Building containing the Premises), if such successor in interest of Landlord acknowledges to Tenant acceptance of the Landlord’s and Guarantor’s obligations hereunder, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant’s obligations hereunder shall be assigned and transferred by Landlord to such successor in interest, with reasonable notice to Tenant, and Landlord shall thereby be discharged of any further obligations relating thereto.

30.12 Maintenance of Building and Common Area. Landlord shall maintain the Building, the property it is located on and Common Area of the “Carriage Point” project as a first class office building.

30.13 Addenda, Riders and Exhibits. Exhibits attached to the Lease are hereby made an integral part of this Lease Agreement.

30.14 Governing Law. This Lease shall be governed by and enforced in accordance with the laws of the State of Illinois.

30.15 Recordation of Lease. Neither party hereto may record this Lease without the prior written consent of the other party.

30.16 Not Binding Lease. This instrument is not effective as a Lease or otherwise unless and until executed by and delivered to both Landlord and Tenant.

30.17 Trustee’s Exculpation. This Lease is executed by CHICAGO TITLE LAND TRUST COMPANY, as successor trustee to LASALLE BANK NATIONAL ASSOCIATION, as successor trustee to American National Bank & Trust Company of Chicago, as Trustee, not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated March 16, 1987 and known as Trust Number 10207306 at said Bank. It is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against said Trustee personally or said beneficiaries, and in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee and said beneficiaries, to the extent permitted by law, of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the Trust Estate from time to time subject to the provisions of said Trust Agreement for the payment thereof. It is further understood and agreed that the said Trustee has no agents or employees and merely holds naked title to the property herein described and has no control over the management thereof or the income therefrom and has no knowledge respecting rentals, leases or other factual matter with respect to the premises, except as represented to it by the beneficiary or beneficiaries of said Trust.

30.18 Authority of Partnership. Carriage Point Limited Partnership, an Illinois limited partnership, hereby warrants (i) that it has authority to enter into this Lease on behalf of and to bind Landlord to this Lease and (ii) that the Landlord has full authority to enter into the Lease and confer upon the Tenant the rights of Tenant hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their respective representatives thereunto duty authorized, as of the date first above written.

LANDLORD:
CHICAGO TITLE LAND TRUST COMPANY, as successor trustee to LASALLE BANK NATIONAL ASSOCIATION, as successor trustee to AMERICAN NATIONAL BANK & TRUST COMPANY OF CHICAGO, not individually and not personally, but as Trustee under Trust Agreement dated March 16, 1987 and known as Trust Number 10207306

By:	CARRIAGE POINT LIMITED PARTNERSHIP

By:	GRUSECKI LIMITED PARTNERSHIP, Its general partner

By:
Thomas D. Grusecki, general partner

TENANT: NEOPHARM, INC.

By:
Its: CEO

Attested:
Its:

EXHIBIT A

LEGAL DESCRIPTION

LOT 2 IN LAKE BLUFF BUSINESS CENTER, BEING A RESUBDIVISION OF LOTS 1, 2 AND 6 AND PART OF LOT 3 IN NORTH SHORE AUTO SALES AND SERVICE CENTER SUBDIVISION AND A SUBDIVISION OF PART OF THE EAST HALF OF SECTION 19, TOWNSHIP 44 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID SUBDIVISION RECORDED MAY 23, 1984 AS DOCUMENT 2285299, IN LAKE COUNTY, ILLINOIS.

Property Address:	101 Waukegan Road
Lake Bluff, Illinois 60044

A-1

EXHIBIT B

SPACE PLAN

KEY PLAN:

TENANT: NEOPHARM

IDG

PROJECT #:	13462-07
DATE:	10/29/07
PLAN #:	DSP-#3R1
R.S.F.:	12,561
SUITE #:	970

North

B-1

EXHIBIT C

FORM OF

WORK LETTER AGREEMENT

December     , 2007

Re: Lease Agreement (the “Lease”) dated of even date herewith relating to Neopharm, Inc., Suite 970.

NEOPHARM, INC.

1850 Lakeside Drive

Waukegan, IL 60085

Re:	Suite 970
Carriage Point
101 Waukegan Road
Lake Bluff, Illinois 60044

Gentlemen:

You (hereinafter referred to as the “Tenant”) and the undersigned (“Landlord”) are executing, simultaneously with this letter agreement, the Lease covering the space referred to above, as more particularly described in the Lease (therein and hereinafter called the “Premises”).

To induce Landlord and Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this letter agreement may apply thereto, including the definitions of any capitalized terms used but not defined herein) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. Landlord agrees to deliver the Premises to Tenant on a turn key basis with the Work (the “Landlord’s Work”) as described in Exhibit A, attached hereto and made a part hereof, to conform to the Space Plan as described in Exhibit B, attached hereto and made a part hereof, completed in a good and workmanlike manner in conformance with the Plans and all applicable building codes and similar requirements. The space plans, drawings and specifications (herein called the “Plans” for the Landlord’s Work will be prepared by Landlord’s Architect (the “Architect”) at the expense of Landlord. It shall be Tenant’s responsibility to furnish Landlord with complete information concerning Tenant’s requirements with respect to the Improvement Work and to ensure that such information is furnished to Landlord on or before January 3, 2008, the “Submission Date”. It is understood that Landlord will complete Landlord Improvement Work outlined in Exhibit A attached hereto and that it is estimated that the cost of such work is $338,000 (“Cash Allowance”). Any costs which exceed $338,000 for items which are included in Exhibit A or required to be completed for Landlord to comply with Exhibit A, shall be paid by

Landlord. Any costs that exceed $338,000 for change orders, or items not included in Exhibit A, but are requested by Tenant shall be paid by Tenant. If any portion of the Cash Allowance remains unused it may be converted to cash or used to offset rent, real estate taxes and operating expenses first due.

2. Landlord, at its sole cost and expense, but subject to approval of the Plans, shall cause its contractor, Northern Builders, Inc., to perform, or cause to be performed, all Improvements and other work at the Leased Premises to complete the Work and provide turnkey space for Tenant’s occupancy of the Leased Premises, all in accordance with the Plans submitted to and approved by the parties (which review and approval shall be done at no cost to Tenant, and which approval shall not be unreasonably withheld or delayed). Northern Builders, Inc. shall apply for the necessary permits from the applicable governmental authorities and shall diligently pursue the issuance of the permits. The Work performed by Northern Builder’s Inc. shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with all applicable statutes, laws, ordinances, orders, codes, rules, regulations, building and fire codes and other governmental requirements, including, without limitation, the ADA (i.e., to the extent ADA” compliance is imposed on Landlord under the Lease). Northern Builders, Inc. shall commence the construction of the Work promptly and shall diligently proceed with all such construction in order to complete the Work, subject to delays beyond Landlord’s reasonable control. Tenant shall coordinate any work over and above the scope of the Landlord’s Work (the “Tenant’s Work”) including Tenant’s early access for installation of Tenant’s trade fixtures so as to avoid material or unreasonable interference with the ongoing performance of the Work and with any other work being performed by or on behalf of Landlord and/or other tenants at the Building. All of Tenant’s Work shall be completed free of materialman’s or mechanics lien or similar liens. Landlord shall cooperate with Tenant and Tenants contractors to insure prompt and timely completion of Tenant’s Work.

3. Any excess amount due for work specifically requested by Tenant shall be payable by Tenant with twenty-five percent (25%) due and owing, upon execution of any change orders, and the balance due monthly on a progress pay basis. The Tenant’s Work shall be completed in accordance with Plans as prepared by Landlord’s architect and/or designer at the expense of Tenant and subject to the prior written approval of Landlord. Approval of plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency or compliance with governmental codes and regulations, Tenant being solely responsible for all of the foregoing. Tenant agrees that Landlord’s right of approval is exercised solely to determine whether Tenant’s Work conforms to the general aesthetic character of the Building and Landlord’s standards therefor, and that, by approval, Landlord assumes no responsibility for any of Tenant’s Work. If at Tenant’s request, Landlord agrees to do any of Tenant’s Work in connection with the completion of the Premises, such shall be done at Tenant’s cost and expense as above provided, at a cost plus ten percent (10%) for overhead and profit and five percent (5%) for General Conditions. Landlord shall submit to Tenant written estimates of the cost thereof and if Tenant shall fail to approve such estimates within seven days from the receipt thereof, the same shall be deemed to be disapproved and Landlord shall not be authorized to proceed with such Tenant’s Work.

4. The “Commencement Date” for the Term of the Lease shall be as set forth in Section 1.3 of the Lease. The Rental shall not abate by reason of delays in completing the Work as a result of any of the following:

(a)	Tenant’s failure to furnish the Architect its requirements with respect to the Work by the Submission Date as required under paragraph 1 hereof;

(b)	Tenant’s request for materials, finishes or installations other than Building Standard;

(c)	Changes in the Plans or in the Work made by Tenant (notwithstanding Landlord’s approval within five (5) business days of such changes);

(d)	Any other delay caused by the act or omission of Tenant, any subcontractor chosen by Tenant, or its employees or agents.

Landlord, in its sole discretion, may permit Tenant and Tenant’s employees and agents to enter the Premises prior to the Commencement Date so that Tenant may do Tenant’s completion and set up as may be required to make the Premises ready for Tenant’s use and occupancy. If Landlord permits such entry prior to the Commencement Date, it will be upon the condition that Tenant and its employees, agents, contractors and suppliers shall work in harmony with Landlord and its employees, agents, contractors and suppliers and will not interfere with the performance of the Work by Landlord or with the work of any other tenant or occupant, in the remainder of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such license upon 12 hours written notice to Tenant. Tenant agrees that any such entry or occupation of the Premises shall be governed by all of the terms, covenants, conditions and provisions of the Lease, except the covenant for the payment of Rental and further agrees that Landlord shall not be liable in any way for injury, loss or damage which may occur to any of Tenant’s Work or installations made in such Premises, or to any personal property placed therein, the same being at Tenant’s sole risk, except for Landlord’s negligence in connection with Tenant’s Work.

5. If Landlord permits Tenant and/or Tenant’s employees, agents, contractors and subcontractors to enter the Premises prior to the commencement date so that Tenant may do Tenant’s Work as may be required to make the Premises ready for Tenant’s use and occupancy, Tenant and/or Tenant’s contractors, when applicable, shall be required to provide the following types of insurance in the following minimum amounts, which shall, at Landlord’s option name Landlord and any other persons having an interest in the Building as additional insureds as their interest may appear, issued by companies approved by Landlord and the following documentation:

(a)	Worker’s Compensation coverage, with limits of at least $3,000,000 for the employers’ liability coverage thereunder, and/or statutory limits whichever is greater.

(b)	Broad Form Commercial General Liability Policy to include Products/Completed Operations, Broad Form Property Damage and Contractual Liability, with the coverage limit of at least $3,000,000 per occurrence, combined single limit.

(c)	Automobile Liability coverage, with bodily injury limits of at least $1,000,000 per person, $3,000,000 per accident and $1,000,000 per accident for property damage.

(d)	Written verification that the Tenant’s subcontractors are union contractors licensed to do business in Lake Bluff, Illinois.

Original or duplicate policies for all of the foregoing insurance coverages shall be delivered to Landlord before Tenant’s Work is started and before any contractor’s equipment is moved onto any part of the Building or area adjacent to the Building.

6. Each contractor and subcontractor participating in Tenant’s Work shall guarantee that their work shall comply with all governmental laws, ordinances, rules and regulations and shall be free from any and all defects in workmanship and materials for the period of time which customarily applies in good contracting practice, but in no event for less than one (1) year after the acceptance of the work by Tenant and Landlord. The aforesaid guarantees of each such contractor and subcontractor shall include the obligation to repair or replace in a thoroughly first- class and workmanlike manner, and without any additional charge, all defects in workmanship and materials. All warranties or guarantees as to materials or workmanship on or with respect to Tenant’s Work, shall be contained in the contracts and subcontracts for performance of Tenant’s Work and shall be written so that they shall inure to the benefit of Landlord and Tenant as their respective interests may appear. Such warranties and guarantees shall be so written that they can be directly enforced by either party and Tenant shall give to Landlord any assignment or other assurance necessary to effectuate the same.

7. Tenant shall not employ any contractor unless previously approved in writing by Landlord. Tenant shall not be required to contract with anyone to whom Tenant has a reasonable objection. Contracts between Tenant and contractors shall (1) require each contractor, to the extent of Tenant’s Work to be performed by the contractor, to be bound to Tenant by the terms of the Lease and this Work Letter, and to assume toward Tenant all of the obligations and responsibilities which Tenant, by the Lease, assumes toward Landlord, and (2) allow to Landlord (as a third party beneficiary) the benefit of all rights, remedies and redress afforded to Tenant by the contract with the Contractor as agent and allowing Landlord to proceed directly against the Contractor without being required to first proceed against Tenant.

8. Each contractor and subcontractor participating in Tenant’s Work shall obtain prior written approval from Landlord within five (5) business days of submission of the Contractor as a proposed participant in Tenant’s Work for any space within the Building which such contractor or subcontractor desires to use for storage, handling and moving of his materials and equipment; in no event shall this paragraph be considered as a commitment of Landlord to provide Tenant, its contractors or subcontractors, any storage facilities outside of the Premises.

9. Each contractor and subcontractor participating in Tenant’s Work shall make prior arrangements with Landlord for connections to the Building’s utility systems and services, with such connections being made during the time of day or night and on such a day as Landlord may reasonably determine.

10. It shall be Tenant’s responsibility to cause each of Tenant’s contractors and subcontractors participating in Tenant’s Work to remove and dispose of, at least once a week or more frequently as Landlord may direct, all debris and rubbish caused by or resulting from the construction of Tenant’s Work and, upon completion of Tenant’s Work, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining in the Building, which has been brought in or created by the contractors and subcontractors in the construction of Tenant’s Work at a time designated by Landlord.

11. Tenant’s contractors and subcontractors shall cause their employees and agents to enter and exit the Building via the entrance and elevators designated by Landlord. All materials, supplies and equipment shall be brought into the Building at times reasonably approved by Landlord.

12. It shall be Tenant’s responsibility to cause each of Tenant’s contractors and subcontractors to maintain continuous protection of adjacent premises in the Building in such manner as to prevent any damage to such adjacent property by reason of the performance of Tenant’s Work or any repairs to the Premises.

13. Tenant’s Work shall be coordinated with all work being performed or to be performed by Landlord and other tenants of the Building, to such extent that Tenant’s Work will not interfere with or delay the completion of any such work in the Building. The contractor or subcontractor shall not at any time damage, injure, interfere with or delay the completion of any other construction within the Building, and they and each of them shall comply with procedures and regulations prescribed by Landlord, for integration of Tenant’s Work with the work to be performed in connection with any construction in the Building.

14. In connection with Tenant’s Work, Tenant or Tenant’s contractor shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from the City of Lake Bluff Building Department, the Department of Labor and any other authorities which may have jurisdiction.

EXHIBIT A

to

EXHIBIT C

BUILDING SPECIFICATIONS

Neopharm Laboratories – 12,561 SF	09/20/07
Carriage Point Office Park
Lake Bluff, Illinois

01000	GENERAL INFORMATION

The site shall be developed to accommodate a 12,561sf office and laboratory space in a multi-tenant building. Included is parking for 30 cars.

Safety: All subcontractors will comply with Northern Builders “Site Specific Safety Policy” and current OSHA Regulations.

08000	DOORS, FRAMES & WINDOWS

08100

Wood Doors: Interior doors shall be 1 3/4” thick, 3’0” x 7’0” solid core, plain sliced red oak veneer with solid oak styles. Doors are stained, sealed and varnished and manufactured by Weyerhauser or equal. Wood doors will be reused from exiting stock on site.

08200

Hardware: Door hardware shall be manufactured by Schlage or equal, except for specialty doors. Door hardware is mortise and provided from the Finish Hardware Schedule. Hardware shall be ADA lever handle where required by code.

09000	FINISHES

09200

Drywall: New interior walls will be constructed of one (1) layer of  5/8” gypsum board on each side 3 5/8” metal studs @ 16”o/c. Partitions shall be underpinned to the finish ceiling. All drywall will be properly taped, sanded, and prepared for painting.

09500

Acoustical Systems: Ceiling grid systems shall be prefinished white  15/16” grid at 9’-0” above floor level and will consist of new tile in the existing grid. Acoustical ceiling panels to be 2’ x 4’ x  5/8” random fissured pattern with reveal edge. Ceiling systems to be manufactured by Armstrong, Celotex, USG or equal.

09600	Flooring

Resilient Flooring: Existing sheet vinyl flooring will remain in place.

Vinyl Base: Base at new partitions shall be 4” cove, manufactured by VPI or equal in standard colors.

Carpet: A new carpet allowance of $20.00 per square yard shall be included as part of the proposal. This shall cover all materials, taxes,

Neopharm Laboratories – 12,561 SF	09/20/07
Carriage Point Office Park
Lake Bluff, Illinois

freight, floor preparation and installation. All carpet will be direct glue down unless otherwise specified. Carpet material shall be manufactured by Shaw or equal.

Ceramic Tile: Existing ceramic tile is to remain in place as is.” x

09900	Paint

Paint materials shall be Benjamin Moore, Sherwin Williams or equal.

DrywaIl: All new drywall shall receive one (1) coat primer and two (2) coats of Premium latex paint. All existing drywall shall receive one (1) coat of premium latex paint.

10000	SPECIALTIES

10100	Toilet Partitions: Existing toilet room partitions shall remain in place as is.

10200	Toilet Accessories: Existing toilet accessories shall remain in place as is.

11000	EQUIPMENT

11100	Laboratory Casework: NBI will not furnish, install, remove or modify any casework left from the previous tenant.

15000	MECHANICAL

15400	Plumbing

No modifications to the existing plumbing system are included in this proposal.

15500	Fire Protection System: Existing heads from the current system may need to be repositioned to accommodate the creation of new offices.

15600	Heating, Ventilation and Air Conditioning

The office heating and air conditioning will be a zoned system, consisting of roof top units providing gas fired heat and electric cooled condensing units and will include required duct smoke duct detectors with fan shutdown wiring. Heating will provide an average indoor temperature of 72F° when the outside temperature is –10F°. Air conditioning will provide

Neopharm Laboratories – 12,561 SF	09/20/07
Carriage Point Office Park
Lake Bluff, Illinois

an average in-door condition of 78F° dry bulb, 50% relative humidity when out-door conditions are 95F dry bulb, 78F°
wet bulb. Temperature controls shall be 7-day programmable thermostats. Roof mounted exhaust system will be provided in all toilet rooms as required by code.

16000	ELECTRICAL

Service and Distribution: 200amp, 277/480 Volt, 3 phase, 4 wire service will be provided. Any additional amperage required due to equipment loads are not included at this time.

Power Distribution: Main switch, distribution panels and separate meter have been included. Wiring for existing mechanical units and existing convenience outlets is included.

In the office area wall duplex receptacles and phone stubs will be provided. Telephone/data outlets will include a metal junction box installed in the wall and a conduit stub continuing into the plenum area above the suspended ceiling. Office area lighting to be provided by 3 lamp, 18 cell parabolic, 2’ x 4’ lay-in fixtures and controlled by wall switches.

Exit and emergency lighting will be provided per code based on the final Space Plan.

Fire alarm horns and strobes will be provided per code based on the final Space Plan.

All work to conform to all applicable electrical codes being currently enforced by the local municipality.

Neopharm Laboratories – 12,561 SF	09/20/07
Carriage Point Office Park
Lake Bluff, Illinois

Allowances:	None

Items Not Included:

Our work does not include any provisions for:

Fire Extinguishers

Additional Emergency/Exit lights resulting from tenant fixturing (racks/office partitions)

Energy Management System

Utility bills after permanent meters are installed

Thickened floor slab for heavy machinery

Security System

Telephone, Data, Computer and Intercom Equipment Wiring

Appliances and Vending

Walker Duct

Lockers

Process Wiring

Office equipment, furniture, or partitions

Machine pits

Payment or performance bonds

Site lighting above code

Hose bibs

Lighting contactors

Building modifications for egress per tenant racks, conveyors or storage racks.

Painting of the interior precast, bar joists, ceiling or columns

EXHIBIT B

to

EXHIBIT C

KEY PLAN:

TENANT: NEOPHARM

IDG

PROJECT #:	13462-07
DATE:	10/29/07
PLAN #:	DSP-#3R1
R.S.F.:	12,561
SUITE #:	970

North

EXHIBIT D

LIST OF ENVIRONMENTAL MATERIALS ON TENANT PREMISES

Category	Details	Requirements

Organic Solvents	Acetonitrile, 2-propanol, methanol	Flammable material storage cabinet required

Acids (Liquids)	70% isopropanol, Acetone, Reagent Alcohol Glacial Acetic Acid, Hydrochloric, Sulfuric Acid	Acid safety cabinet required

Bases (Liquids)	Trifluoracetic Acid, Phosphoric Acid, Nitric Acid and Citric Acid (solid), Sodium Hydroxide, Ammonia	Base Safety Cabinet preferred

D-1

EXHIBIT E

RULES AND REGULATIONS

******************************************************

1. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at anytime shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants, or who may be or is creating a nuisance, may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants, the Building and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose Premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the Premises of Tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or election of any person to or from Tenant’s Premises or the Building under the provisions of this rule.

2. Landlord reserves the right to exclude or expel from the Building any person who in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of these Rules and Regulations.

3. Tenant shall not do or permit anything to be done in its Premises or bring or keep anything therein which will in any way create a nuisance or obstruct or interfere with the rights of other tenants, or do, or permit anything to be done in its Premises which shall, in the judgment of Landlord or its manager, in any other way injure or annoy them, or conflict with the laws relating to fire, or with the regulations of the fire department or with any insurance policy upon the Building or any part thereof or any contents therein or conflict with any of the Rules and Ordinances of the public building or health authorities.

4. Tenant shall not sell or permit the sale, at retail or wholesale, of newspapers, magazines, periodicals or theater tickets, in or from its Premises; nor shall Tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting, telephone answering service, or any similar business in or from its Premises for the service or accommodation of the occupants of any other portion of the Building, or the business of a barber shop, beauty shop, tobacco or pipe shop, liquor store, employment bureau, or a manicuring or chiropodist business, except with the prior written approval of Landlord. Tenant shall not occupy or permit any portion of its Premises to be occupied as an office or facility for the possession, storage, manufacture or sale of narcotics of any form or kind, without the prior written approval of Landlord.

5. Tenant shall not manufacture any commodity or prepare or dispense any foods or beverages, excepting vending machines in Tenant’s cafeteria in its Premises or use the same as sleeping apartments.

6. Tenant shall not conduct directly or indirectly any auction upon its Premises, or permit any other person to conduct an auction upon the Premises. Tenant is not to conduct malodorous activities in or about its Premises or the Building. Tenant will not permit gambling to be conducted in or upon its Premises.

7. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by Tenant, and no cooking shall be done in the Premises or the Building, except as expressly approved by Landlord. If cooking is permitted by Landlord, Tenant shall not permit any cooking or food odors emanating within the Building to seep into other portions of the Building. All electrical equipment used by Tenant shall be U.L. approved. Nothing shall be done or permitted in Tenant’s Premises, and nothing shall be brought into or kept in the Premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the Premises, or the use or enjoyment by any other tenant within the Building, nor shall there be installed by Tenant any ventilating, air-conditioning, electrical or other equipment of any kind, which, in the judgment of Landlord, might cause any such impairment or interference.

8. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business, in the Building. The use of oil, gas or inflammable liquids for heating, lighting or any other purposes is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building. Tenant shall not use any other method of heating than that supplied by Landlord.

9. Tenant shall not leave water running in any bathroom, kitchen or elsewhere in the Building or its Premises and Tenant shall be responsible for any damage caused by the failure to shut off any water faucet, tap, etc., whether to the Building or to other occupants of same, and their furniture and fixtures.

10. Tenant must observe strict care not to leave its Premises exposed to the elements, and for any default or carelessness in this respect, Tenant shall make good all injuries or damages sustained by other tenants in the Building and by Landlord.

11. Tenant shall give Landlord prompt notice of all accidents to or defects in airconditioning equipment, plumbing, electric facilities or any part or appurtenance of its Premises.

12. Tenant shall not cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness in its Premises and in the Building. Waste and unnecessary use of electricity and other utilities is prohibited.

13. Tenant shall use electric, gas and any other form of energy only from such sources of supply as is furnished in the Building. Use of extension cords and portable heaters are strictly prohibited without the prior written consent of Landlord.

14. All deliveries to the Building for or by Tenant shall be made through the service entrance to the Building as designated by Landlord, unless special permission is granted by Landlord for the use of other Building entrances. Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord further reserves the right to change the building entrance to be utilized for deliveries.

15. Furniture, equipment or supplies shall be moved in or out of the Building only upon the Building entrances designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the absolute right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause said movers to use only the loading facilities designated by Landlord.

16. Should Tenant desire to place in the Building any unusually heavy equipment, including, but not limited to, large files, safes and electronic data processing equipment, it shall first obtain written approval of Landlord to place such items within the Building and for the proposed location in which such equipment is to be installed. Landlord shall have the power to prescribe the weight and position of any equipment that may exceed the weight load limits of the Building structure, and may further require, at Tenant’s expense, the reinforcement of any flooring on which such equipment may be placed, and/or to have an engineering study performed, also at Tenant’s expense, to determine such weight and position of equipment, to determine added reinforcement required, and/or determine whether or not such equipment can be safely placed within the Building. Landlord shall not be responsible for the loss or damage to such furniture or equipment from any cause. There shall not be used in any space, or in public halls or stairways of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

17. When Tenant’s corridor doors are not in use, Tenant shall use its best efforts to keep them closed on all floors where Tenant is a partial tenant on the floor. Tenant shall not place additional locks or bolts of any kind upon any of the doors or windows of its Premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for Tenant’s Premises and toilet rooms (if applicable) shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of Tenant’s lease, all keys of the Premises and toilet rooms shall be delivered to Landlord. Tenant shall not prop open or otherwise interfere with the closing of exterior doors.

18. At the option of Landlord, the workmen of Landlord must be employed by Tenant for repairs, remodeling, renovation, lettering, interior moving of furniture and equipment, and other similar work that may be done on or in the Premises, such work being performed by Landlord or Landlord’s contractors at Tenant’s expense, including a reasonable mark-up of ten percent (10%) for Landlord’s overhead expense and profit for work of service performed.

19. Reserved.

20. The requirements of Tenant will be attended to only upon written application at Landlord’s management office for the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instruction from the office of Landlord.

21. Only persons authorized by Landlord will be permitted to (a) perform construction work on the Building, (b) function as a locksmith in the Building, or (c) perform security guard services in the Building. Such services shall be furnished only at such hours, in such places within Tenant’s Premises and under such regulations as may be fixed by Landlord.

22. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same or at Landlord’s option, Landlord may dispose of said waste and charge Tenant for such services. In no event shall Tenant leave any refuse in the public hallways, stairways or other areas of the Building for disposal unless Landlord has designated certain areas of the Building for the short term collections of refuse prior to its prompt disposal.

23. Tenant shall not place showcases or other articles in front of or affixed to any part of the exterior of the Building, nor placed in the hall, corridors or vestibules without the prior written consent of Landlord.

24. If Tenant’s Premises become infested with vermin, Tenant, at its sole expense, shall cause its Premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

25. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building or office; upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not be permitted to distribute written materials such as handbills or leaflets.

26. If Tenant employs laborers or others for work outside of the Building, Tenant shall not have such employees present in the building or paid in the Building, and shall arrange to make all personal contacts and work assignments and to pay their payrolls elsewhere. Tenant shall not advertise for laborers, giving an address at the Building.

27. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, lobbies of the Building, nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

28. The sidewalks, entries, passages and staircases shall not be obstructed or used by Tenant, its servants, agents or visitors for any other purpose than ingress and egress to and from the respective offices.

29. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

30. No animals, birds, or pets of any kind, excepting mice used for clinical or laboratory research, shall be allowed in Tenant’s Premises or Building. All mice will be in a controlled secure enclosure.

31. The water closets, urinals, waste lines, vents or flues of the Building shall not be used for any purpose other than those for which they were constructed, and no rubbish, acids, vapors, newspapers or other such substances of any kind shall be thrown into them. The expense caused by any breakage, stoppage or damage resulting from a violation of this rule by Tenant, its employees, visitors, guests or licensees, shall be paid by Tenant.

32. All contractors and/or technicians performing work for Tenant within the Building shall be referred to Landlord for approval before performing such work. This shall apply to all work including but not limited to, installation of telephone or telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building. None of this work shall be done by Tenant without Landlord’s prior written approval.

33. If Tenant desires radio signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at the expense of Tenant, with the prior written approval and under the direction of Landlord. No wiring shall be installed in any part of the Building without Landlord’s approval and direction. Landlord reserves the right to disconnect any radio, signal or alarm system when, in Landlord’s opinion, such installation or apparatus interferes with the proper operation of the Building or systems within the Building. Further, unless otherwise agreed upon by Landlord, all telecommunications equipment necessary to serve Tenant shall be located in the Premises, or at Tenant’s expense and at Landlord’s option, in a lockable enclosure in a common area location designated by Landlord.

34. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of its Premises or of the Building and the cost and repair cost of any defacement, damage or injury caused by Tenant, its agents or employees, shall be paid for by Tenant. Tenant will be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, post holders, roller chairs and metal objects. Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

35. All glass, lighting fixtures, locks and trimmings in or upon the doors and windows of Tenant’s Premises shall be kept whole and whenever any part thereof shall be broken through cause attributable to Tenant, its agents, guests or employees, the same shall immediately be replaced or repaired at Tenant’s expense, and put in order under the direction and to the satisfaction of Landlord and shall be left whole or in good repair, together with the same number and kind of keys as may be received by Tenant on entering upon possession of any part of said Building, or during the tenancy.

36. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by Tenant or the employees, licensees, agents or invitees of Tenant, shall be paid by Tenant.

37. Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours; should Tenant desire such work done on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof. All decorating, carpentry work, or any labor required for the installation of Tenant’s equipment, furnishings or other property shall be performed at Tenant’s expense by Landlord’s employees or at Landlord’s option and consent by persons or contractors authorized in writing by Landlord.

38. Tenant shall not install any wall covering, resilient tile or floor covering in the Premises except in a manner approved by Landlord. Tenant shall not remove any Carpet, or wall coverings, window blinds, or window draperies in its Premises without the prior written approval from Landlord.

39. No awnings or other projections shall be attached to the outside walls of the Building or on or around the windows of the Premises by Tenant without the prior written consent of Landlord. No curtains, blinds, draperies, shades or screens shall be attached to or hung in, or used in connection with, any window or door of Tenant’s Premises by Tenant, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, draperies, shades, screens or other fixtures must be of a quality, type, material and color, and attached in the manner approved by Landlord.

40. The sashes, cash doors, windows, side glass, glass floors and any lights or skylights that reflect or admit light into halls or other places of Building shall not be covered or obstructed by Tenant without the prior written approval from Landlord.

41. No carpet, rug or other article shall be placed, hung or shaken on or in any perimeter opening of the Premises, nor shall anything be thrown or allowed to drop by Tenant out of such openings or down the passages, courts, light wells or atrium of the Building, or from balconies, and Tenant shall not sweep or throw or permit to be swept or thrown from its Premises any dirt, refuse or other similar substances upon the sidewalks or into any of the corridors or halls, lobbies, courts of stairways, light wells or areaways of the Building.

42. Tenant shall not walk upon the roof of the Building, nor make any installations upon or through the roof or walls of the Building, without the prior written consent of Landlord.

43. Tenant shall cooperate fully with the life safety plans of the Building as established and administered by Landlord. This includes participation by Tenant and employees of Tenant in exit drills, fire inspections, life safety orientations and other programs relating to safety that may be promulgated by Landlord.

44. Tenant recognizes Landlord’s interest in being free from labor difficulties, strikes, picketing, or handbilling on or near Premises in which Landlord has a possessory or reversionary interest. Should such difficulties, strikes, picketing, or handbilling be engaged in by Tenant’s employees or the employees of Tenant’s contractors, subcontractors, or agents, or be caused by the actions or presence of Tenant’s employees, contractors, subcontractors, agents, or their employees, Tenant will take all reasonable steps to restore harmony. Furthermore, Tenant will be liable for all damages to Landlord occurring as a result of such difficulties, strikes, picketing, or handbilling.

45. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the Premises or from the public areas of the Building, regardless of whether such loss occurs when the area is locked against entry or how or when such loss occurs. Landlord will not be liable to Tenant or Tenant’s employees, customers or invitees for any damages or losses to persons or property caused by other tenants in the Building or from damages or losses caused by theft, burglary, assault, vandalism, or other crimes.

46. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person, nor contract with or render free or paid services to any Tenant or Tenant’s agents, employees, or invitees; in the event any of Landlord’s employees perform any such services, such employee shall be deemed the agent of Tenant regardless of whether or how payment is arranged for services and Landlord is expressly relieved from any and all liability in connection with any such services and any associated injury or damage to person or property.

47. Tenant and its employees, agents, and invitees shall observe and comply with the driving and parking signs and markers on the premises surrounding the building.

48. Only Tenant and employees of tenants, guests, invitees, and visitors of tenants may park their motor vehicles in the parking areas. No tenant or employee, guest, or invitee of tenants shall park a motor vehicle in the parking areas except during normal business hours and only when lawfully within the parking areas. Parking after business hours will be permitted only when the driver is lawfully conducting business in the Building.

49. No representation or warranty is made by Landlord as to the number or location of parking spaces comprising the parking areas, or any portion thereof, except that Landlord has agreed to provide Tenant with no less than twenty-six (26) parking spaces during the term of the Lease.

50. Motor vehicles shall only be parked in the striped parking spaces located within the parking area and no motor vehicles shall be parked in any other location.

51. Not more than one motor vehicle may be parked on each parking space and no motor vehicle may be parked on more than one parking space.

52. Parking areas shall not be used for any purpose other than the parking of permitted motor vehicles thereon. No commercial activity shall be conducted from the parking areas.

53. No repairs (other than emergency repairs) or washing of motor vehicles shall be permitted in the parking areas.

54. Tenant, its employees, agents, guests, visitors and invitees assume full responsibility and Landlord shall have no liability for (a) all loss, damage, injury or death caused to person or property of third parties by reason of their use of the parking areas; and (b) protecting their motor vehicles against theft, vandalism and damage and for protecting their person against injury and assault by reason of their use of the parking areas.

55. Landlord reserves the right from time to time without notice to Tenant to (a) change the location or configuration of the parking areas, or any portion thereof; (b) change the number of parking spaces located within the parking areas, or any portion thereof; (c) install systems to control and monitor parking in the parking areas, or any portions thereof, including without limitation, a parking gate and identification card system; (d) utilize parking guards or attendants to supervise and control parking within the parking areas and to enforce these Rules; (e) designate the terms, conditions, and charges upon which parking license agreements will be entered into by Landlord; (f) have full access to the parking areas (including the right to close or alter the means of access to the parking areas, or portions thereof) to make repairs and alterations thereto, to prevent a taking by adverse possession or prescription or to comply with applicable legal and governmental requirements; (g) modify these Rules by posting notices thereof in the common areas or by other means deemed appropriate by Landlord; (h) tow motor vehicles parked in violation of these Rules and (i) enforce these Rules by appropriate legal action.

FIRST AMENDMENT TO LEASE AGREEMENT

WHEREAS, CHICAGO TITLE LAND TRUST COMPANY, as successor trustee to LASALLE BANK NATIONAL ASSOCIATION, as successor trustee to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under Trust Agreement dated March 16, 1987 and known as Trust No. 10207306 hereinafter referred to as “Landlord”, and NEOPHARM, INC., hereinafter referred to as “Tenant” are parties to that certain Lease dated December 20, 2007 (the “Lease”), whereby Tenant has leased certain premises from Landlord, and Landlord has demised to Tenant, Suite 970 of the Carriage Point Building located at 101 Waukegan Road, Lake Bluff, Illinois 60044, herein called “Leased Premises”; and

WHEREAS, Landlord and Tenant desire to amend such Lease to confirm the actual square footage of the Leased Premises and to modify the amount of the Base Rent due on the Leased Premises. Accordingly, Landlord and Tenant desire to make certain modifications and revisions to the Lease; and

WHEREAS, Landlord and Tenant have agreed to amend the Lease as herein provided.

NOW THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the same meaning as set forth in the Lease.

2. Premises. Section 1.2 of the Lease is amended to provide that the Leased Premises shall increase by an additional One Hundred Four (104) square feet for a total Rentable Area of Twelve Thousand Six Hundred Sixty-Five (12,665) square feet designated as Suite 970. The Landlord represents that the Rental Area of the Premises and the Building has been measured by the Architect and Space Planner consistent with all Leases for the Building.

3. Rental. Section 1.4 of the Lease regarding the rent payment schedule shall be and hereby is amended to provide that the Base Rental rent payments shall be as follows:

Term	Annual Rent	Monthly Rent

03/21/08-03/31/08	N/A	$7,452.60
04/01/08-03/31/09	$252,033.48	21,002.79
04/01/09-03/31/10	259,632.48	21,636.04
04/01/10-03/31/11	267,358.20	22,279.85
04/01/11-03/31/12	275,463.72	22,955.31
04/01/12-03/31/13	283,695.96	23,641.33
04/01/13-03/31/14	292,181.52	24,348.46
04/01/14-03/31/15	300,920.40	25,076.70

Base Rental shall be paid in accordance with Article IV of the Lease.

1

NeoPharm, Inc.

Deferred Rent Calc

Carriage Point Contract: 101 Waukegan Rd., Suite 970 Office	# of months in contract	84	2600-00-000-000

Month	Date	Rent due per contract	Straight line rent calc	Deferred rent amount	Deferred rent balance	GL Check

1	4/1/08	$21,002.79	$22,991.50	($1,988.71)	($ 1,988.71)
2	5/1/08	$21,002.79	$22,991.50	($1,988.71)	($ 3,977.41)
3	6/1/08	$21,002.79	$22,991.50	($1,988.71)	($ 5,966.12)	$0.09
4	7/1/03	$21,002.79	$22,991.50	($1,988.71)	($ 7,954.83)
5	8/1/08	$21,002.79	$22,991.50	($1,988.71)	($ 9,943.54)
6	9/1/08	$21,002.79	$22,991.50	($1,988.71)	($11,932.24)	($0.08)
7	10/1/08	$21,002.79	$22,991.50	($1,988.71)	($13,920.95)	($0.08)
8	11/1/08	$21,002.79	$22,991.50	($1,988.71)	($15,909.66)
9	12/1/08	$21,002.79	$22,991.50	($1,988.71)	($17,898.36)	($0.07)
10	1/1/09	$21,002.79	$22,991.50	($1,988.71)	($19,887.07)
11	2/1/09	$21,002.79	$22,991.50	($1,988.71)	($21,875.78)
12	3/1/09	$21,002.79	$22,991.50	($1,988.71)	($23,864.49)
13	4/1/09	$21,636.04	$22,991.50	($1,355.46)	($25,219.94)
14	5/1/09	$21,636.04	$22,991.50	($1,355.46)	($26,575.40)
15	6/1/09	$21,636.04	$22,991.50	($1,355.46)	($27,930.86)	($0.06)
16	7/1/09	$21,636.04	$22,991.50	($1,355.46)	($29,286.31)
17	8/1/09	$21,636.04	$22,991.50	($1,355.46)	($30,641.77)
18	9/1/09	$21,636.04	$22,991.50	($1,355.46)	($31,997.23)	($0.05)
19	10/1/09	$21,636.04	$22,991.50	($1,355.46)	($33,352.69)
20	11/1/09	$21,636.04	$22,991.50	($1,355.46)	($34,708.14)
21	12/1/09	$21,636.04	$22,991.50	($1,355.46)	($36,063.60)	($0.04)
22	1/1/10	$21,636.04	$22,991.50	($1,355.46)	($37,419.06)
23	2/1/10	$21,636.04	$22,991.50	($1,355.46)	($38,774.51)
24	3/1/10	$21,636.04	$22,991.50	($1,355.46)	($40,129.97)	($0.03)
25	4/1/10	$22,279.85	$22,991.50	($ 711.65)	($40,841.62)
26	5/1/10	$22,279.85	$22,991.50	($ 711.65)	($41,553.27)
27	6/1/10	$22,279.85	$22,991.50	($ 711.65)	($42,264.91)	$0.02
28	7/1/10	$22,279.85	$22,991.50	($ 711.65)	($42,976.56)
29	8/1/10	$22,279.85	$22,991.50	($ 711.65)	($43,688.21)
30	9/1/10	$22,279.85	$22,991.50	($ 711.65)	($44,399.85)	($0.01)
31	10/1/10	$22,279.85	$22,991.50	($ 711.65)	($45,111.50)
32	11/1/10	$22,279.85	$22,991.50	($ 711.65)	($45,823.15)
33	12/1/10	$22,279.85	$22,991.50	($ 711.65)	($46,534.80)
34	1/1/11	$22,279.85	$22,991.50	($ 711.65)	($47,246.44)
35	2/1/11	$22,279.85	$22,991.50	($ 711.65)	($47,958.09)
36	3/1/11	$22,279.85	$22,991.50	($ 711.65)	($48,669.74)
37	4/1/11	$22,955.31	$22,991.50	($ 36.19)	($48,705.92)
38	5/1/11	$22,955.31	$22,991.50	($ 36.19)	($48,742.11)
39	6/1/11	$22,955.31	$22,991.50	($ 36.19)	($48,778.30)
40	7/1/11	$22,955.31	$22,991.50	($ 36.19)	($48,814.49)
41	8/1/11	$22,955.31	$22,991.50	($ 36.19)	($48,850.67)
42	9/1/11	$22,955.31	$22,991.50	($ 36.19)	($48,886.86)
43	10/1/11	$22,955.31	$22,991.50	($ 36.19)	($48,923.05)
44	11/1/11	$22,955.31	$22,991.50	($ 36.19)	($48,959.23)
45	12/1/11	$22,955.31	$22,991.50	($ 36.19)	($48,995.42)
46	1/1/12	$22,955.31	$22,991.50	($ 36.19)	($49,031.61)
47	2/1/12	$22,955.31	$22,991.50	($ 36.19)	($49,067.80)
48	3/1/12	$22,955.31	$22,991.50	($ 36.19)	($49,103.98)
49	4/1/12	$23,641.33	$22,991.50	$ 649.83	($48,454.15)
50	5/1/12	$23,641.33	$22,991.50	$ 649.83	($47,804.32)
51	6/1/12	$23,641.33	$22,991.50	$ 649.83	($47,154.48)
52	7/1/12	$23,641.33	$22,991.50	$ 649.83	($46,504.65)
53	8/1/12	$23,641.33	$22,991.50	$ 649.83	($45,854.82)
54	9/1/12	$23,641.33	$22,991.50	$ 649.83	($45,204.99)
55	10/1/12	$23,641.33	$22,991.50	$ 649.83	($44,555.15)
56	11/1/12	$23,641.33	$22,991.50	$ 649.83	($43,905.32)
57	12/1/12	$23,641.33	$22,991.50	$ 649.83	($43,255.49)
58	1/1/13	$23,641.33	$22,991.50	$ 649.83	($42,605.65)
59	2/1/13	$23,641.33	$22,991.50	$ 649.83	($41,955.82)
60	3/1/13	$23,641.33	$22,991.50	$ 649.83	($41,305.99)
61	4/1/13	$24,348.46	$22,991.50	$1,356.96	($39,949.03)
62	5/1/13	$24,348.46	$22,991.50	$1,356.96	($38,592.06)
63	6/1/13	$24,348.46	$22,991.50	$1,356.96	($37,235.10)
64	7/1/13	$24,348.46	$22,991.50	$1,356.96	($35,878.14)
65	8/1/13	$24,348.46	$22,991.50	$1,356.96	($34,521.17)
66	9/1/13	$24,348.46	$22,991.50	$1,356.96	($33,164.21)
67	10/1/13	$24,348.46	$22,991.50	$1,356.96	($31,807.25)
68	11/1/13	$24,348.46	$22,991.50	$1,356.96	($30,450.29)
69	12/1/13	$24,348.46	$22,991.50	$1,356.96	($29,093.32)
70	1/1/14	$24,348.46	$22,991.50	$1,356.96	($27,736.36)
71	2/1/14	$24,348.46	$22,991.50	$1,356.96	($26,379.40)
72	3/1/14	$24,348.46	$22,991.50	$1,356.96	($25,022.43)
73	4/1/14	$25,076.70	$22,991.50	$2,085.20	($22,937.23)

NeoPharm, Inc.

Deferred Rent Calc

Carriage Point Contract: 101 Waukegan Rd., Suite 970 Office	# of months in contract	84	2600-00-000-000

Month	Date	Rent due per contract	Straight line rent calc	Deferred rent amount	Deferred rent balance	GL Check

74	5/1/14	$ 25,076.70	$ 22,991.50	$2,085.20	($20,852.03)
75	6/1/14	$ 25,076.70	$ 22,991.50	$2,085.20	($18,766.83)
76	7/1/14	$ 25,076.70	$ 22,991.50	$2,085.20	($16,681.62)
77	8/1/14	$ 25,076.70	$ 22,991.50	$2,085.20	($14,596.42)
78	9/1/14	$ 25,076.70	$ 22,991.50	$2,085.20	($12,511.22)
79	10/1/14	$ 25,076.70	$ 22,991.50	$2,085.20	($10,426.01)
80	11/1/14	$ 25,076.70	$ 22,991.50	$2,085.20	($ 8,340.81)
81	12/1/14	$ 25,076.70	$ 22,991.50	$2,085.20	($ 6,255.61)
82	1/1/15	$ 25,076.70	$ 22,991.50	$2,085.20	($ 4,170.41)
83	2/1/15	$ 25,076.70	$ 22,991.50	$2,085.20	($ 2,085.20)
84	3/1/15	$ 25,076.70	$ 22,991.50	$2,085.20	($ 0.00)

		$1,931,285.76	$1,931,285.76	($ 0.00)

STATEMENT SPECIFYING COMMENCEMENT DATE

AND TERMINATION DATE

It is agreed between the parties herein that notwithstanding anything to the contrary contained in the Lease, the actual Commencement Date of the Lease is March 21, 2008 and the Termination Date of the Lease is March 31, 2015.

LANDLORD:
CHICAGO TITLE LAND TRUST COMPANY, as successor trustee to LASALLE BANK NATIONAL ASSOCIATION, as successor trustee to AMERICAN NATIONAL BANK & TRUST COMPANY OF CHICAGO, not individually and not personally, but as Trustee under Trust Agreement dated March 16, 1987 and known as Trust Number 10207306

By:	CARRIAGE POINT LIMITED PARTNERSHIP

By:	GRUSECKI LIMITED PARTNERSHIP, Its general partner

By:
Thomas D. Grusecki, general partner

TENANT: NEOPHARM, INC.

By:
Its: CEO

Attested:
	Its:	Corporate Controller